                                   EXHIBIT A



               Amended and Restated Agreement and Plan of Merger
                 by and among Eller Media Company, EMS, Inc.
          and Metro Display Advertising, Inc. dated January 5, 1998;
           and the Specific Performance Escrow Agreement, Van Wagner
             Escrow Agreement, and Damages Escrow and Disbursement
                           Agreement related thereto

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              ELLER MEDIA COMPANY,

                                   EMS, INC.,

                                      AND

                        METRO DISPLAY ADVERTISING, INC.

                          DATED AS OF JANUARY 5, 1998

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

          THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 5, 1998, is by and among Metro Display Advertising, Inc., a California corporation ("Metro"), and Eller Media Company, a Delaware corporation ( "Eller"), and EMS, Inc. ("EMS"), a California corporation and wholly-owned subsidiary of Eller.

                                    RECITALS

          A. The respective Boards of Directors of Metro, Eller and EMS have determined that it is in the best interests of their respective stockholders that EMS merge with and into Metro (the "Merger"), in accordance with the Laws of the State of California ("California Law"), as a result of which Metro will be the surviving corporation in the Merger.

          B. The respective Boards of Directors of Eller, Metro and EMS have approved and adopted the Agreement and Plan of Merger dated September 8, 1997 entered into by the parties hereto (the "Original Agreement"), and have approved the Merger and the other transactions contemplated thereby.

          C. The parties now desire to amend and restate the Original Agreement , on the terms and conditions herein set forth, which amendment and restatement has also been approved by the respective Boards of Directors of Metro, Eller and EMS.

                                   AGREEMENT

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

          As used in this Agreement, the following terms shall have the indicated meanings, which meanings shall be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and plural forms of such term.

          1.1  "Affiliate" shall have the meaning specified in Rule 12b-2 of the
                ---------
regulations promulgated under the Exchange Act.

          1.2  "Affiliated Group" shall mean any group of corporations with
                ----------------
respect to which a consolidated tax return was, or was required to have been, filed.

          1.3  "Agreement" has the meaning specified in the first paragraph of
                ---------
this Agreement.

          1.4  "Agreement of Merger" shall mean that certain Agreement of Merger
                -------------------
dated as of the Closing Date, substantially in the form of Exhibit A hereto.

          1.5  "BATS" shall mean Bay Area Transit Shelter.
                ----

          1.6  "BSON" shall mean Bustop Shelters of Nevada, Inc., a Nevada
                ----
corporation.

          1.7  "Balance Sheet" shall mean the audited Balance Sheet of Metro as
                -------------
of  December 31, 1996.

          1.8  "Balance Sheet Date" shall mean December 31, 1996.
                ------------------

          1.9  "Bankruptcy and Equity Exceptions"  shall mean applicable
                --------------------------------
bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          1.10  "Best Efforts" shall mean reasonable good faith efforts but
                 ------------
shall in no event require the commencement of litigation against any third party or the payment of any fees to any third party.

          1.11  "Bus Shelter Contracts" shall mean all contracts, permits, or
                 ---------------------
other rights in existence on the Closing Date authorizing Metro to construct bus shelters and related outdoor advertising display faces and listed on Schedule 4.10.

          1.12  "Business Day" shall mean any weekday on which commercial banks
                 ------------
in New York City are open. Any action, notice or right which is to be exercised or lapses on or by a given date which is not a Business Day may be taken, given or exercised, and shall not lapse, until the end of the next Business Day.

          1.13  "California Law" has the meaning specified in Recital A of this
                 --------------
Agreement.

          1.14  "Cash Merger Consideration" has the meaning specified in Section
                 -------------------------
3.5(a) of this Agreement.

          1.15  "Certificates" has the meaning specified in Section 3.9(a) of
                 ------------
this Agreement.

          1.16  "Closing" has the meaning specified in Section 2.1 of this
                 -------
Agreement.

          1.17  "Closing Date" has the meaning specified in Section 2.1 of this
                 ------------
Agreement.

          1.18  "Commission" shall mean the Securities and Exchange Commission.
                 ----------

          1.19  "Consulting Agreement" has the meaning specified in Section 6.8
                 --------------------
of this Agreement.

          1.20  "Damages Escrow Agreement" shall have the meaning specified in
                 ------------------------
Section 3.11 of this Agreement.

          1.21  "Damages Escrow Fund" shall have the meaning specified in
                 -------------------
Section 3.11 of this Agreement.

          1.22  "Damages Escrow Merger Consideration" shall have the meaning
                 -----------------------------------
specified in Section 3.5(a) of this Agreement.

          1.23  "Disbursement Agent" shall mean the bank or trust company
                 ------------------
designated by Metro to serve as the agent of Metro for disbursing the aggregate Cash Merger Consideration.

          1.24  "Disclosure Schedules" shall mean the schedules prepared and
                 --------------------
delivered by Metro to Eller and EMS setting forth the exceptions to the representations and warranties contained in Article IV of this Agreement and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedules.

          1.25  "Dissenting Shares" shall mean Shares held by any Stockholder
                 -----------------
who becomes entitled to the payment of the fair value for such Shares under California Law, if such laws provide for such payment in connection with the Merger.

          1.26  "Effective Date" has the meaning specified in Section 3.2 of
                 --------------
this Agreement.

          1.27  "Eller" has the meaning specified in the first paragraph of this
                 -----
Agreement.

          1.28  "EMS" has the meaning specified in the first paragraph of this
                 ---
Agreement.

          1.29  "Employee Bonuses" has the meaning specified in Section 3.6 of
                 ----------------
this Agreement.

          1.30  "Encumbrances" shall mean any lien, security interest, mortgage,
                 ------------
deed of trust, pledge, hypothecation, easement or conditional sale or other title retention agreement; provided, however, that Encumbrances shall not
                           --------  -------
include any Permitted Encumbrance.

          1.31  "Environmental Laws" shall mean any federal state, or local law,
                 ------------------
ordinance, regulation, order or permit pertaining to the environment, natural resources or public health or safety as presently in effect.

          1.32  "ERISA" shall mean the Employee Retirement Income Security Act
                 -----
of 1974, as amended.

          1.33  "Escrow Agent" shall have the meaning specified in Section 3.11.
                 ------------

          1.34  "Exchange Act" shall mean the Securities Exchange Act of 1934,
                 ------------
as amended, and the rules and regulations promulgated thereunder.

          1.35  "Excluded Assets" shall mean the assets of Metro listed on
                 ---------------
Schedule 1.39 hereto.

          1.36  "Financial Statements" shall mean (a) the audited consolidated
                 --------------------
Balance Sheet of Metro as of December 31, 1996, and the related audited consolidated Statements of Earnings and Cash Flows of Metro for the year then ended, certified by Peck & Lopez of Newport Beach, California; (b) the unaudited consolidated Balance Sheet of Metro as of May 31, 1997, and as of the end of each month thereafter that ends prior to the Closing Date (excluding only those balance sheets not available after Metro has exercised its best efforts to complete such balance sheets), adjusted to reflect the elimination of the Excluded Assets, and all debt to or from BSON; and (c) the unaudited consolidated Statements of Earnings and Cash Flows of Metro for the period from January 1, 1997, through May 31, 1997 and for each month thereafter that ends prior to the Closing Date (excluding only those statements of earnings and cash flows not available after Metro has exercised its best efforts to complete such balance sheets).

          1.37  "Hazardous Materials" shall mean hazardous wastes as presently
                 -------------------
defined by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 609 et seq., as amended, and regulations promulgated thereunder and hazardous
-- ---
substances as presently defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended
                                                           -- ---
("CERCLA" or "Superfund") and regulations promulgated thereunder, and shall also mean every "hazardous material," "hazardous substance," "hazardous waste," "toxic substance," or petroleum or petroleum products, as defined or described in every state, local or other federal Environmental Law which is or was applicable to the operations of Metro and its Subsidiaries.

          1.38  "Indebtedness" shall mean all obligations which arise from
                 ------------
borrowed money or the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business).

          1.39  "Material Adverse Effect" shall mean a material adverse effect
                 -----------------------
on any portion of the business, operations, assets or financial condition of Metro.

          1.40  "Material Lease" or  "Material Leases" has the meaning specified
                 --------------       ---------------
in Section 4.12 of this Agreement.

          1.41  "Merger" has the meaning specified in Recital A of this
                 ------
Agreement.

          1.42  "Merger Consideration" shall mean the aggregate of  the Cash
                 --------------------
Merger Consideration and the Damages Escrow Merger Consideration.

          1.43  "Metro" has the meaning specified in the first paragraph of this
                 -----
Agreement.

          1.44  "Metro Common Stock" shall mean the Common Stock, no par value,
                 ------------------
of Metro.

          1.45  "Metro's Net Accounts Receivable Balance" shall mean Metro's
                 ---------------------------------------
aggregate accounts receivable balance less the aggregate allowance for uncollectible accounts, determined in accordance with generally accepted accounting principles consistently applied, provided that in no case shall such allowance exceed eight percent (8%) of such aggregate accounts receivable balance.

          1.46  "Metro Plans" has the meaning specified in Section 4.21 of this
                 -----------
Agreement.

          1.47  "Metro SEC Documents" has the meaning specified in Section 4.8
                 -------------------
of this Agreement.

          1.48  "Metro Stock Rights" shall mean the employee stock options of
                 ------------------
Metro, and the warrants to acquire capital stock of Metro, existing on the date of the Agreement and set forth on Schedule 4.2 hereto.

          1.49  "Permitted Encumbrances" shall mean (a) Encumbrances imposed by
                 ----------------------
any governmental authority for Taxes, assessments or charges not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Metro in accordance with generally accepted accounting principles; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Encumbrances arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Metro in accordance with generally accepted accounting principles; (c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (d) deposits to secure the performance of any or all of the following: bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, restrictions and other similar encumbrances on real property incurred in the ordinary course of business and encroachments (whether or not in the ordinary course of business) which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business thereon, and (f) all the exceptions to title reflected on Schedule 4.16.

          1.50  "Price Adjustment Schedule" has the meaning specified in Section
                 -------------------------
7.19 of this Agreement.

          1.51  "Requisite Stockholder Approval" shall mean the vote in favor of
                 ------------------------------
this Agreement and the Merger by the holders of a majority of the Shares issued and outstanding as of the record date set for the Stockholders Meeting.

          1.52  "Securities Act" shall mean the Securities Act of 1933, as
                 --------------
amended, and the rules and regulations promulgated thereunder.

          1.53  "Shares" shall mean all of the issued and outstanding shares of
                 ------
Metro common stock, and for purposes of allocating the Merger Consideration pursuant to Section 3.5 of this Agreement, "Shares" shall include all shares of Metro capital stock subject to unexercised Metro Stock Rights less shares of common stock withheld by Metro in satisfaction of the withholding taxes applicable to the excess of the fair market value of the stock over the exercise price in connection with the exercise of the Metro Stock Rights.

          1.54  "Specific Performance Escrow Agreement" has the meaning
                 -------------------------------------
specified in Section 3.7(b) of this Agreement.

          1.55  "Specific Performance Escrow Fund" has the meaning specified in
                 ---------------------------------
Section 3.7(b) of this Agreement.

          1.56  "Specific Performance Escrow Merger Consideration" has the
                 ------------------------------------------------
meaning specified in Section 3.5(b) of this Agreement.

          1.57  "Stockholders" shall mean the holders of Metro Common Stock
                 ------------
immediately prior to the Merger.

          1.58  "Stockholders' Meeting" has the meaning specified in Section 3.1
                 ---------------------
of this Agreement.

          1.59  "Stockholder Representatives" has the meaning specified in the
                 ---------------------------
Damages Escrow Agreement attached hereto as Exhibit D.

          1.60  "Subsidiary" shall mean each corporation, partnership or other
                 ----------
entity, fifty percent (50%) or more of the outstanding voting shares of which, or other voting interests or equity interests in the case of a partnership, are owned or controlled directly or indirectly by another entity.

          1.61  "Surviving Corporation" means Metro.
                 ---------------------

          1.62  "Tax Returns" means all returns, declarations, reports,
                 -----------
estimates, information returns and statements required to be filed in respect of any Taxes.

          1.63  "Taxes" means all taxes, charges, fees, imposts, levies or other
                 -----
assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property, and estimated taxes, water, rent and sewer service charges, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon, imposed by any taxing authority (federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.

          1.64  "Van Wagner" shall mean Van Wagner Communications, Inc, and/or
                 ----------
vw Martin Company, a California joint venture, comprised of Martin Communications, Inc., and Van Wagner Communications, Inc., a New York corporation and/or Van Wagner Communications, Inc.

          1.65  "Van Wagner Agreements"  shall mean all agreements of any kind
                 ---------------------
between Metro and Van Wagner, including, but not limited to, all agreements relating to sales, and marketing programs, joint ventures, options and rights of first refusal.

          1.66   "Van Wagner Escrow Merger Consideration" has the meaning
                  --------------------------------------
specified in Section 3.5(b) of this Agreement.

          1.67  "Van Wagner Escrow Agreement" has the meaning specified in
                 ---------------------------
Section 3.7(c) of this Agreement.

          1.68  "Van Wagner Escrow Fund" has the meaning specified in Section
                 ----------------------
3.7(c) of this Agreement.

          1.69  "Van Wagner Group" has the meaning specified in Section 3.7(a)
                 ----------------
of this Agreement.

          1.70  "Van Wagner Litigation" has the meaning specified in Section
                 ---------------------
3.7(a) of this Agreement..

                                   ARTICLE II
                                   ----------
                             CLOSING DATE; CLOSING
                             ---------------------

          2.1  Time and Place.  Except as hereinafter provided, the closing
               --------------
hereunder (the "Closing") shall take place at the office of Troy & Gould, P.C., 1801 Century Park East, Suite 1600, Los Angeles, CA 90067-2302, at 10:00 A.M., local time, on the seventh (7/th/) Business Day after all the conditions precedent to the Closing shall have been satisfied or waived in writing, unless otherwise mutually agreed to in writing by Eller, EMS and Metro. Subject to the provisions of Section 9.4, failure to consummate the transactions contemplated hereby on the date and time and at the place determined pursuant to this Section
2.1 shall not result in the termination of this Agreement and shall not relieve a party of any obligation for breaching this Agreement. The date of the Closing is referred to in this Agreement as the "Closing Date."

          2.2  Proceedings and Deliveries Simultaneous.  All proceedings to be
               ---------------------------------------
taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                  ARTICLE III
                                  -----------
                                   THE MERGER
                                   ----------

          3.1  Approval of the Merger.  The Merger shall be submitted for
               ----------------------
adoption and approval to the Stockholders at a meeting to be duly held for this purpose by Metro (the "Stockholders' Meeting"). Eller, EMS and Metro shall coordinate and cooperate with respect to the timing of such Stockholders' Meeting. The Board of Directors of Metro shall recommend that the Stockholders approve this Agreement and the Merger.

          3.2  The Merger; Effective Date.  On  the Closing Date, the parties
               --------------------------
hereto will cause the Merger to be consummated by filing with the Secretary of State of California the Agreement of Merger (the time of such filing being the "Effective Date"). At the Effective Date, in accordance with this Agreement and California Law, EMS shall be merged with and into Metro, the separate existence of EMS (except as may be continued by operation of law) shall cease, and Metro shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Date. EMS and Metro are sometimes referred to herein as the "Constituent Corporations," and Metro is sometimes referred to herein as the "Surviving Corporation."

          3.3  Effect of the Merger.  At and after the Effective Date:  (a) the
               --------------------
Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature of each of the Constituent Corporations; (b) the Surviving Corporation shall be subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations;
(c) all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; (d) all property, rights, privileges, powers and franchises, and all and every other interest of each of the Constituent Corporations shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; (e) all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and (f) all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

          3.4  Charter Documents; Directors; Officers.  Upon the Effective Date,
               --------------------------------------
the Articles of Incorporation and the Bylaws of Metro shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Date, until thereafter amended as provided therein and under California Law, provided that, at the Effective Date the officers and directors of EMS immediately prior to the Effective Date shall become the officers and directors of the Surviving Corporation, until their successors are elected and qualified.

          3.5  Merger Consideration.  At the Effective Date, subject to the
               --------------------
price adjustment provision of Section 3.6 below and the Van Wagner resolution provisions of Section 3.7 below, Eller shall have available in cash Forty-One Million Eight Hundred Thousand and No/100 Dollars ($41,800,000.00). By virtue of the Merger and without any action on the part of any party hereto, the Surviving Corporation, or any holder of Shares, at the Effective Date:

          (a) Except for Dissenting Shares, each Share shall be canceled and extinguished and become the right to receive (i) Thirty-Six Million Eight Hundred Thousand and No/100 Dollars ($36,800,000.00), less any price adjustment provided for in Section 3.6 below, divided by the number of Shares (the "Cash Merger Consideration")and (ii) the aggregate amount to be distributed from time to time to the Stockholders from the Damages Escrow Fund (initially, Five Million and No/100 Dollars ($5,000,000.00)) pursuant to the Damages Escrow Agreement, divided by the number of Shares (the "Damages Escrow Merger Consideration").

          (b) If Section 3.7(b) is applicable, this Section 3.5(b) shall replace
     Section 3.5(a) above. Except for Dissenting Shares, each Share shall be canceled and extinguished and become the right to receive (i) the aggregate amount to the distributed from time to time to the Stockholders from the Specific Performance Escrow Fund (initially, Thirty-Six Million Eight Hundred Thousand and No/100 Dollars ($36,800,000.00), less the aggregate Van Wagner Escrow Merger Consideration (defined below)) less any price adjustment provided for in Section 3.6 below, divided by the number of Shares (the "Specific Performance Escrow Merger Consideration"), (ii) the aggregate Damages Escrow Merger Consideration, divided by the number of Shares, and (iii) the aggregate amount to be distributed from time to time to the Stockholders from the Van Wagner Escrow Fund (initially, Five Million and No/100 dollars ($5,000,000.00) less the amount set forth in
     Section 3.6(d) below) pursuant to the Van Wagner Escrow Agreement, divided by the number of Shares (the "Van Wagner Escrow Merger Consideration").

          (c) If Section 3.7(c) is applicable, this Section 3.5(c) shall replace
     Section 3.5(a) above. Except for Dissenting Shares, each Share shall be canceled and extinguished and become the right to receive (i) the Cash Merger Consideration, less the aggregate Van Wagner Escrow Merger Consideration, divided by the number of Shares, (ii) the aggregate Damages Escrow Merger Consideration, divided by the number of Shares and (iii) the aggregate Van Wagner Escrow Merger Consideration, divided by the number of Shares.

          (d) Each Share held in treasury by Metro shall be canceled and retired, and no payment shall be made with respect thereto.

          (e) Each share of EMS common stock issued and outstanding immediately prior to the Effective Date shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of EMS shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.

          3.6  Price Adjustment.  The aggregate amount of the Cash Merger
               ----------------
Consideration or the Specific Performance Escrow Fund, as applicable, shall be reduced by the sum of (a) an amount equal to Metro's Net Accounts Receivable Balance as of the Closing Date, plus (b) the amounts to be paid as bonuses to Metro's employees (the "Employee Bonuses"); plus (c) the amounts Metro is obligated to pay in the form of federal and state taxes, withholdings, applicable FICA and medicare taxes, and all other applicable federal and state employment taxes or withholdings, in connection with the Employee Bonuses and the exercise of the Metro Stock Rights; plus (d) an amount equal to the legal fees and costs incurred by Metro through the Closing Date in connection with the Van Wagner Litigation; (e) plus an amount for other expenses relating to this transaction and incurred by Metro through the Closing, provided, however, that the aggregate of such other transaction expenses plus the amount of 3.6(d) herein shall not exceed Four Hundred Thousand and No/100 Dollars ($400,000.00); plus (f) any damages awarded against Metro as a result of the Van Wagner Litigation, or payable pursuant to a settlement of the Van Wagner Litigation; plus (g) any accounts receivable written off by Metro after June 30, 1997 through the Closing; plus (h) the amount by which (if at all) Metro's liabilities as of the Closing Date, determined in accordance with generally accepted accounting principals consistently applied, exceed Two Million Three Hundred Forty-Three Thousand Seven Hundred Forty-One and 64/100 Dollars ($2,343,741.64). The aggregate amount of the Cash Merger Consideration shall be increased by the amounts, if any, recovered by Metro for legal fees, costs and/or damages in connection with the Van Wagner Litigation. From and after the Closing Date, Eller shall cause Metro to pay the amounts set forth in Sections 3.6(b) through (f) above, and shall also cause Metro to pay the ongoing legal fees and costs incurred by Metro in connection with the Van Wagner Litigation.

          3.7  Van Wagner Resolution.
               ---------------------

          (a) Cash Holdback.  Eller shall pay the Cash Merger Consideration only
              -------------
     if, as of the Closing Date, (i) Stockholder Representatives have delivered written evidence of the termination of the Van Wagner Agreements in form and substance reasonably acceptable to Eller and (ii) Metro has resolved, or provided for the resolution of, all pending and threatened litigation (the "Van Wagner Litigation"), in a manner acceptable to Eller in its sole reasonable discretion, between Metro and or any all of the following (collectively, the "Van Wagner Group"): Van Wagner; Outdoor Systems, Inc., a New York corporation; Outdoor Systems - New York, Inc., a New York corporation; and all affiliates of the foregoing. For purposes of this
     Section 3.7(a), "a manner acceptable to Eller" includes providing evidence acceptable to Eller in its sole reasonable discretion that the only remedy available to the Van Wagner Group is monetary damages.

          (b)  Specific Performance Escrow.  If the conditions 3.7(a) above have
              ----------------------------
     not been satisfied, then Eller shall remain obligated to provide the aggregate Merger Consideration on the Closing Date in accordance with the procedures set forth in Sections 3.5(b), 3.6 and

     3.10, except that, in addition to funding the Damages Escrow Fund with the aggregate Damages Escrow Merger Consideration, and funding the Van Wagner Escrow Fund with the aggregate Van Wagner Escrow Merger Consideration, an amount equal to the aggregate Specific Performance Escrow Consideration shall be withheld from the aggregate Merger Consideration and held in escrow (the " Specific Performance Escrow Fund") by the Escrow Agent pursuant to the escrow agreement in the form attached hereto as Exhibit B (the "Specific Performance Escrow Agreement").

          (c) Van Wagner Damages Escrow.  Notwithstanding anything to the
              -------------------------
     contrary herein, if the conditions set forth in Section 3.7(a) have been satisfied, but there is no final, non-appealable determination on damages in the Van Wagner Litigation, then Eller shall remain obligated to provide the aggregate Merger Consideration on the Closing Date in accordance with the procedures set forth in Sections 3.5(c), 3.6 and 3.9, except that, in addition to funding the Damages Escrow Fund with the aggregate Damages Escrow Merger Consideration, an amount equal to the aggregate Van Wagner Escrow Merger Consideration shall be withheld from the aggregate Cash Merger Consideration and held in escrow (the "Van Wagner Escrow Fund") by the Escrow Agent pursuant to the escrow agreement in the form attached hereto as Exhibit C (the "Van Wagner Escrow Agreement ").

          3.8  Dissenting Shares.  The holders of Dissenting Shares, if any,
               -----------------
shall be entitled to payment for such Shares only to the extent permitted by and in accordance with the provisions of California Law. Notwithstanding the foregoing, if in accordance with such laws, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such Shares, such Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Date, the right to receive the Merger Consideration on the same terms as the holders of non-Dissenting Shares in accordance with this Agreement.

          3.9  Payment Mechanics; Exchange of Certificates.  If the conditions
               -------------------------------------------
set forth in Section 3.7(a) have been met, then the following provisions for payment of the aggregate Merger Consideration and the exchange of certificates shall apply (except as limited by Section 3.7(c)):

          (a) As soon as practicable (and in no event later than five (5) days after the Effective Date), the Disbursement Agent shall mail to each record holder of certificates of Metro Common Stock (the "Certificates"), which immediately prior to the Effective Date represented Shares, a letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Consideration therefor.

          (b) From and after the Effective Date, the Disbursement Agent shall act as exchange agent in effecting the exchange of Certificates for the Cash Merger Consideration. On or before the Closing Date, subject to
     Section 3.7 above, Eller shall deliver to the Escrow Agent and Disbursement Agent cash in an amount equal to the aggregate Merger Consideration. The Disbursement Agent shall hold the aggregate Cash Merger Consideration, and the Escrow Agent shall invest the aggregate Damages Escrow Merger

     Consideration and the aggregate Van Wagner Escrow Merger Consideration (if applicable), in an interest bearing account, United States Treasury obligations and/or other obligations guaranteed by the United States Government or any agency thereof, as determined by Eller exercising reasonable and prudent discretion and consistent with having the aggregate Cash Merger Consideration available to make all distributions provided for herein in a timely manner. Upon the surrender of each Certificate and the payment by the Disbursement Agent of the Cash Merger Consideration, in exchange therefor, less the Van Wagner Escrow Merger Consideration (if applicable), such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each Certificate (other than Certificates representing Dissenting Shares) shall represent solely the right to receive the Merger Consideration multiplied by the number of Shares represented by such Certificate. Upon the surrender and exchange of a Certificate, the holder shall receive the Cash Merger Consideration into which the Shares represented by such Certificate were converted, less the Van Wagner Escrow Merger Consideration (if applicable), and shall retain a proportionate interest in the Damages Escrow Merger Consideration, and the Van Wagner Escrow Merger Consideration (if applicable). Interest on the aggregate Cash Merger Consideration shall accrue and be paid to the Stockholders.

          (c) Promptly following the date which is nine (9) months after the Effective Date, the Disbursement Agent shall return to Eller all Cash Merger Consideration (and interest accrued thereon) in its possession. Thereafter, each holder of a Certificate representing a Share may surrender such Certificate to Eller, request payment therefrom, and (subject to applicable abandoned property, escheat and similar laws) receive the Cash Merger Consideration.

          (d) From and after the Effective Date, the stock transfer books of Metro shall be closed and no transfer of Shares shall thereafter be made.

          (e) All administrative expenses of the Disbursement Agent shall be paid by Eller.

          3.10  Payment Mechanics; Exchange of Certificates Pursuant to Section
                ---------------------------------------------------------------
3.7.  If the conditions set forth in Section 3.7(a) have not been met, then the
---
following provisions for payment of the aggregate Merger Consideration and the exchange of Certificates shall apply:

          (a) As soon as practicable (and in no event later than five (5) days after the Effective Date), the Disbursement Agent shall mail to each record holder of Certificates, which immediately prior to the Effective Date represented Shares, a letter of transmittal and instructions for use in surrendering such Certificates.

          (b) From and after the Effective Date, the Disbursement Agent shall act as exchange agent to effect the exchange of Certificates. Upon receipt of each Certificate, the Disbursement Agent shall cancel such Certificate. Until so surrendered and exchanged, each Certificate (other than Certificates representing Dissenting Shares) shall represent solely the right to receive the Merger Consideration multiplied by the number of Shares represented by such Certificate. Upon the surrender and exchange of a Certificate, the holder shall retain a proportionate interest in the Specific Performance Merger Consideration, the Damages Escrow Merger Consideration and the Van Wagner Escrow Merger Consideration. The Disbursement Agent shall also act as the disbursement agent to effect the quarterly distribution (commencing April 1, 1998), to Stockholders who have surrendered their Certificates (other than those holding Dissenting Shares), of the interest accruing on the aggregate Specific Performance Merger Consideration in accordance with the Stockholders' proportionate interest therein.

          (c) Promptly following each date which is nine (9) months after the date an interest payment is made by the Disbursement Agent, the Disbursement Agent shall return to Eller all unpaid interest payments (and interest accrued thereon) in its possession. Thereafter, each holder of a Certificate representing a Share may surrender such Certificate to Eller, request payment therefrom, and (subject to applicable abandoned property, escheat and similar laws) receive the unpaid interest payments (and interest accrued thereon).

          (d) From and after the Effective Date, the stock transfer books of Metro shall be closed and no transfer of Shares shall thereafter be made.

          (e) All administrative expenses of the Disbursement Agent shall be paid by Eller.

          3.11  Escrow Fund.  Five Million and No/100 Dollars ($5,000,000.00)
                -----------
(the "Damages Escrow Fund") of the Merger Consideration shall be held in Escrow by the Disbursement Agent, acting as an "Escrow Agent," pursuant to a Damages Escrow and Disbursement Agreement (the "Damages Escrow Agreement") in the form attached hereto as Exhibit D.


                                   ARTICLE IV
                                   ----------
                              REPRESENTATIONS AND
                              -------------------
                              WARRANTIES OF METRO
                              -------------------

          Metro hereby represents and warrants to Eller and to EMS that, except as otherwise set forth in the Disclosure Schedules, the following representations and warranties are, as of the date hereof, and will be, as of the Effective Date, true and correct:

          4.1  Organization and Good Standing.  Metro is a corporation duly
               ------------------------------
organized, validly existing and in good standing under California Law and has full corporate power and authority to own its properties and carry on its business as presently conducted. Metro is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse

Effect. The copies of Metro's Bylaws (together with all amendments thereto) which have been previously delivered to Eller and to EMS are correct and complete as of the date hereof.

          4.2  Capitalization.  The authorized capital stock of Metro consists
               --------------
of (a) 5,000,000 shares of Metro Common Stock, no par value, of which 943,030 shares are issued and outstanding as of the date hereof, and (b) 1,000,000 shares of Preferred Stock, no par value ("Preferred Stock"), of which no shares are issued and outstanding as of the date hereof. All of the outstanding Shares of Metro have been validly issued and are fully paid and non-assessable. No shares of Metro Common Stock or Preferred Stock are held by Metro as treasury stock. Except as set forth on Schedule 4.2, there is no existing option, warrant, call, commitment or other security or agreement of any kind to which Metro is a party requiring, and there are no convertible securities of Metro outstanding which upon conversion would require, the issuance of any additional shares of capital stock of Metro or other securities convertible into shares of capital stock or any debt or equity security of Metro of any kind.

          4.3  Subsidiaries.  Metro has no Subsidiaries, except for BSON, which
               ------------
is an Excluded Asset.

          4.4  Execution and Effect of Agreement.  Metro has the corporate power
               ---------------------------------
and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Metro and the consummation by Metro of the transactions contemplated hereby have been duly authorized by the Board of Directors of Metro and no other corporate proceeding on the part of Metro is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except for the Requisite Stockholder Approval. This Agreement has been duly executed and delivered by Metro and constitutes the legal, valid and binding obligation of Metro, enforceable in accordance with its terms, except as limited by Bankruptcy and Equity Exceptions.

          4.5  Financial Statements.  Metro has delivered to Eller and EMS
               --------------------
copies of the Financial Statements through November 30, 1997. Each of the Financial Statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and, with respect to the unaudited Financial Statements, subject to the addition of footnotes and to normal year-end audit adjustments, present fairly in all material respects the financial position, results of operations and cash flows of Metro and its Subsidiaries at the dates and for the periods indicated.

          4.6  No Undisclosed Liabilities.  As of the Balance Sheet Date,
               --------------------------
neither Metro nor any of its Subsidiaries had any Indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which are not shown on the Balance Sheet (including the footnotes thereto), which would normally be disclosed on a balance sheet (including its footnotes) prepared in accordance with generally accepted accounting principles if such Indebtedness or other liabilities had been known at the time of the balance sheet's preparation, and which undisclosed Indebtedness or liabilities would result in a Material Adverse Effect.

          4.7  No Material Adverse Change; No Dividends.  Except as set forth on
               ----------------------------------------
Schedule 4.7, since the Balance Sheet Date, no material adverse change has occurred in the assets, business, financial condition, or results of operations of Metro. Since the Balance Sheet Date, no dividends or distributions of any kind have been declared or paid on or made with respect to the Shares or any other equity interests of Metro, nor have any Shares been repurchased or redeemed.

          4.8  SEC Reports.  Since January 1, 1995, Metro has filed with the
               -----------
Commission all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries under the Exchange Act or the Securities Act (collectively, the "Metro SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Metro SEC Documents:

          (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.

          4.9  Taxes.
               -----

          (a) Except as set forth on Schedule 4.9 hereto, (i) all material Tax Returns required to be filed by or on behalf of Metro or its Subsidiaries or any Affiliated Group of which Metro or its Subsidiaries is or was a member have been filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed, and all amounts shown on such Tax Returns (including interest and penalties) as due from Metro or its Subsidiaries either directly, as part of a consolidated tax return, or otherwise, have been fully and timely paid or are adequately provided for on the Balance Sheet; (ii) all such Tax Returns, insofar as they relate to Metro or its Subsidiaries, are true, correct and complete in all material respects; (iii) no waivers of statutes of limitation have been given or requested with respect to Metro or its Subsidiaries in connection with any Tax Returns covering Metro or its Subsidiaries; and
     (iv) all Taxes that Metro or its Subsidiaries are required by law to withhold or collect have been duly withheld or collected, and have been timely paid to the appropriate tax authorities.

          (b) Except as set forth on Schedule 4.9 hereto, all deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the Tax Returns of Metro or its Subsidiaries have been fully paid; no unpaid deficiencies have been asserted or assessments made by any taxing authority against Metro or its Subsidiaries; and no audits are currently pending or issues raised in writing by any taxing authority in connection with Tax Returns of Metro or its Subsidiaries.

          (c) Except as set forth on Schedule 4.9 hereto, neither Metro, its Subsidiaries nor any other person on their behalf has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Metro or its Subsidiaries.

          (d) Neither Metro nor any of the Subsidiaries is a foreign person within the meaning of Section 1445 of the Code.

          (e) Except for the Affiliated Group of which they are now members, neither Metro nor any of its Subsidiaries has been a member of an Affiliated Group of companies under Section 1504 of the Code.

          (f) Except as set forth on Schedule 4.9 hereto, no property owned by Metro or its Subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(l) of the Code, or (iii) is tax-exempt bond financed property within the meaning of
     Section 16B(g) of the Code.

          (g) Neither Metro nor any of its Subsidiaries has any liability for the Taxes of any person, other than Metro and its Subsidiaries under Sections 1.1502-6 or 1.1502-78 of Title 26 of the Code of Federal Regulations (or any similar provisions of state, local or foreign income tax law).

          (h) Schedule 4.9 sets forth the amounts and years of expiration of all federal and state net operating losses of Metro and its Subsidiaries that have not been taken as tax deductions by Metro or its Subsidiaries for federal or state income tax purposes with respect to any taxable period ending prior to the date of this Agreement.

          4.10  Bus Shelter Contracts.   Schedule 4.10 attached hereto contains
                ---------------------
a complete and accurate list of every Bus Shelter Contract and includes the following information for each such contract:

          (a) the names of all contracting parties and the date of the original agreement and each amendment thereto or extension or renewal thereof;

          (b) the termination date of each Bus Shelter Contract and a description of any renewal or option rights with respect to the Bus Shelter Contract;

          (c) the number of bus shelters and the number of display faces Metro currently operates under each Bus Shelter Contract;

          (d) the number of bus shelters and the number of display faces Metro is obligated to construct (and that are not yet constructed) and the time deadlines for such construction under each Bus Shelter Contract;

          (e) the number of bus shelters and the number of display faces Metro is authorized to construct (and that are not yet constructed) pursuant to each such Bus Shelter Contract; and

          (f) whether any consent, approval, or notice is required by the contracting governmental authority for Metro to continue to exercise all of its contractual rights under each Bus Shelter Contract subsequent to the Effective Date.

All Bus Shelter Contracts are in full force and effect and are enforceable against the parties thereto in accordance with their terms, subject to the Bankruptcy and Equity Exceptions. Except as set forth on Schedule 4.10, Metro is not in default under any Bus Shelter Contract, which default would constitute a Material Adverse Effect; to the best of Metro's knowledge, no event exists which with the passage of time or the giving of notice would constitute a default under any Bus Shelter Contract and which would have a Material Adverse Effect; and to the best of Metro's knowledge, no other party to a Bus Shelter Contract is in default under such Bus Shelter Contract or would be in default but for the passage of time or the giving of notice, which default would constitute a Material Adverse Effect. Except as set forth on Schedule 4.10, all Bus Shelter Contracts are free and clear of all Encumbrances. Except as set forth on Schedule 4.10, neither the execution or delivery of this Agreement by Metro nor the consummation by Metro of the transactions contemplated hereby, will conflict with, or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, or constitute a default under, any Bus Shelter Contract, or result in the creation of an Encumbrance upon any of Metro's right, title and interest under any Bus Shelter Contract; and except as disclosed on Schedule 4.10 hereto, from and after the Effective Date, Metro shall continue to hold all right, title and interest in and to each Bus Shelter Contract, and shall be entitled to continue its business pursuant to each Bus Shelter Contract as presently conducted, without the consent of, approval by, or notice to, any governmental entity or any other person, whether or not such person is a party to such Bus Shelter Contract.

          4.11  Patents, Trademarks and Copyrights.  Schedule 4.11 hereto
                ----------------------------------
contains a complete and correct list of each material patent, trademark, trade name, service mark and copyright owned or used by Metro and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 4.11 hereto, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all Encumbrances. To the best of Metro's knowledge, no claims have been asserted and are still pending, contending that any of the foregoing is invalid or conflicts with the asserted rights of others. Metro possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, and other proprietary and trade rights necessary for the conduct of its business as now conducted, except for those the absence of which would not result in a Material Adverse Effect.

          4.12  Real Property; Leases of Real Property.  Except as set forth on
                --------------------------------------
Schedule 4.12 hereto, Metro does not own any real property. Schedule 4.12 hereto contains a complete and correct list in all material respects of all leases, subleases, license agreements or other rights of possession or occupancy of real property (excluding the Bus Shelter Contracts) to which Metro is a party (as tenant, occupier or possessor) pursuant to which the current net annual rent payable by Metro currently exceeds $10,000 (a "Material Lease" and collectively the "Material Leases"). Except as set forth on Schedule 4.12 hereto, all of the Material Leases are in full force and effect. Complete and correct copies of each Material Lease have been furnished or made available to Eller and EMS. Except as disclosed on Schedule 4.12 hereto, no consent is required of any landlord or other third party to any Material Lease to consummate the transactions contemplated hereby; and upon consummation of the transactions contemplated hereby, each Material Lease will continue to entitle Metro to the use and possession of the real property specified in such Material Lease and for the purposes for which such real property is now being used by Metro. Except as set forth in such Schedule 4.12 hereto, Metro is not on the date hereof in default, or in default but for the passage of time or giving of notice, under any such Material Lease; and to Metro's knowledge, on the date hereof, no uncured default by any third party exists thereunder, which defaults would result in a Material Adverse Effect. All Material Leases are in full force and effect and are enforceable against the parties thereto in accordance with their terms subject to the Bankruptcy and Equity Exceptions.

          4.13  Permits; Compliance with Laws.  Metro has all necessary permits,
                -----------------------------
licenses and governmental authorizations required for the ownership or occupancy of its properties and assets and the carrying on of its business, including but not limited to, its business pursuant to the Bus Shelter Contracts, except where the failure to have any such permit, license or governmental authorization would not result in a Material Adverse Effect.

          4.14  Insurance.  Schedule 4.14 hereto contains a complete and correct
                ---------
list in all material respects of all policies of insurance of any kind or nature covering Metro, including, without limitation, policies of life, fire, theft, employee fidelity and other casualty and liability insurance, and such policies are in full force and effect. Complete and correct copies of each such policy have been furnished or made available to Eller and EMS.

          4.15  Material Contracts.  Except as listed on Schedule 4.15 hereto or
                ------------------
any other schedule hereto, Metro is not a party to any:

          (a) contract not made in the ordinary course of business;

          (b) contract for the employment of any officer or employee;

          (c) advertising agreement with a remaining term in excess of one year and a payment obligation in excess of $10,000;

          (d) franchise, distributorship or sales agency agreement;

          (e) contract for the future purchase of materials, supplies, services, merchandise or equipment for an amount in excess of $10,000 or not capable of being fully performed or not terminable within a period of one year from the date hereof or in excess of normal operating requirements;

          (f) agreement for the sale or lease of any of its assets;

          (g) contract or commitment for capital expenditures in excess of $25,000;

          (h) mortgage, pledge, conditional sales contract, security agreement, factoring agreement, or other similar agreement with respect to any of its real or personal property;

          (i) lease of machinery or equipment involving annual payments in excess of $10,000;

          (j) agreement with a labor union or labor association;

          (k) loan agreement, promissory note issued by it, guarantee, subordination, indemnity or similar type of agreement;

          (l) stock option, retirement, severance, pension, bonus profit sharing, group insurance, medical or other fringe benefit plan or program providing employee benefits; or

          (m) consulting agreement involving annual payments in excess of $10,000.

Complete and correct copies of each such agreement have been furnished or made available to Eller and EMS. Except as set forth on Schedule 4.15 hereto, Metro has performed all of the obligations required to be performed by it to date and is not in default, or in default but for the passage of time or giving of notice, under any of the agreements, leases, contracts or other documents to which it is a party listed on Schedule 4.15 hereto, other than those failures to perform and defaults which would not result in a Material Adverse Effect.
Except as set forth on Schedule 4.15 hereto, to the best of Metro's knowledge, no party with whom Metro has such a scheduled agreement is in default thereunder, or is in default but for the passage of time or giving of notice, which default would result in a Material Adverse Effect. All such scheduled agreements are in full force and effect and are enforceable against the parties thereto in accordance with their terms subject to the Bankruptcy and Equity Exceptions. Except as disclosed herein or on Schedule 4.15 hereto, Metro is not a party to any non-compete or similar agreement which restricts in any way the current operation of its business.

          4.16  Title to Properties; Absence of Encumbrances.  Metro has good
                --------------------------------------------
and marketable title to all of its properties and assets, free and clear of any and all Encumbrances, except as set forth on Schedule 4.16 hereto or except for Permitted Encumbrances.

          4.17  Restrictions.  Except as set forth on Schedule 4.17 hereto and
                ------------
except for leases which do not constitute Material Leases, neither the execution or delivery of this Agreement by Metro, nor the consummation by Metro of the transactions contemplated hereby, will violate its Articles of Incorporation or Bylaws, or any judgment or decree, or conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any agreement to which Metro is a party, or constitute a default thereunder, or result in the creation of any Encumbrance upon any of its assets, except for such conflicts, breaches, rights of termination or acceleration, defaults and Encumbrances that would not result in a Material Adverse Effect.

          4.18  Litigation; Consents.  No action, suit, proceeding or formal
                --------------------
governmental inquiry or investigation is pending against Metro which seeks to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby. Except as disclosed on
Schedule 4.18 hereto, no action, suit, proceeding or formal governmental inquiry or investigation is pending against Metro. Other than as required to comply with the provisions of the Hart-Scott-Rodino Act, the Securities Act, the Exchange Act, the "takeover" or 'blue sky" laws of various states, and as set forth on Schedule 4.10, no consent, approval or authorization of any governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby, except where the failure to obtain any consent, approval or authorization would not have a Material Adverse Effect.

          4.19  Environmental Matters.  Except as disclosed on Schedule 4.19:
                ---------------------

          (a) the operations of Metro and its Subsidiaries are in compliance with applicable Environmental Laws, except for such noncompliance which would not result in a Material Adverse Effect;

          (b) neither Metro nor any of its Subsidiaries is subject to any pending or threatened judicial or administrative proceeding alleging the violation of any Environmental Law, which proceeding would result in a Material Adverse Effect;

          (c) neither Metro nor any of its Subsidiaries has received any written notice from any governmental authority that it is a potentially responsible party at any Superfund site;

          (d) neither Metro nor any of its Subsidiaries has disposed of or released Hazardous Materials (nor are underground storage tanks present) on, in or at any real property owned or leased by Metro or its Subsidiaries in any quantity which would result in a Material Adverse Effect;

          (e) Metro and its Subsidiaries have not disposed of or released any Hazardous Materials in or at any other real property in any quantity which would result in a Material Adverse Effect;

          (f) neither Metro nor any of its Subsidiaries has agreed to indemnify any predecessor or other party, including a buyer, seller, landlord or tenant, with respect to any environmental liability, other than customary indemnity arrangements contained in leases where Metro or any of its Subsidiaries is a landlord or tenant; and

          (g) no other party has released Hazardous Materials at a concentration or level which requires remedial action under any applicable Environmental Law at any property now or formerly owned or operated by Metro or any of its Subsidiaries or in a location that would threaten or contaminate such properties in any material respect.

          4.20  Collective Bargaining Agreements and Labor.
                ------------------------------------------

          (a) Neither Metro nor any of its Subsidiaries is a party to any labor or collective bargaining agreement; no labor or collective bargaining agreements exist which pertain to employees of Metro or its Subsidiaries; and no proceeding for the recognition of a labor union is pending.

          (b) Except as set forth on Schedule 4.20 hereto, no pending complaints, charges or claims against Metro or its Subsidiaries have been filed with any public or governmental authority, arbitrator or court based upon the employment or termination of employment by, or any act of discrimination or harassment by, Metro or its Subsidiaries.

          (c) Except as set forth on Schedule 4.20 hereto, Metro and its Subsidiaries are in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and order relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for such non-compliance as would not result in a Material Adverse Effect.

          4.21  Employee Benefit Plans; ERISA.
                -----------------------------

          (a) Schedule 4.21 hereto sets forth all material, written "employee" benefit plans," as defined in Section 3(3) of ERISA, maintained by Metro or its Subsidiaries or to which Metro or its Subsidiaries contributed or are obligated to contribute thereunder for current or former employees of Metro or its Subsidiaries (the "Metro Plans"). Schedule 4.21 hereto separately identifies each Metro Plan which is a multiemployer plan, as defined in
     Section 3(37) of ERISA ("Multiemployer Plan").

          (b) True, correct and complete copies of the following documents, with respect to each of Metro Plans (other than the Multiemployer Plans) have been delivered to Eller and EMS by Metro or its Subsidiaries: (i) any plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last Internal Revenue Service determination letter, if applicable; (iv) summary plan description; and (v) the last actuarial valuation if the plan is a "defined benefit plan" as defined in Section 3(35) of ERISA.

          (c) Metro Plans intended to qualify under Section 401 of the Code and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the Metro Plans, which would cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code which would result in a Material Adverse Effect.

          (d) The Metro Plans have been maintained in accordance with their terms and with all provisions of the Code and ERISA (including rules and regulations thereunder) and other applicable federal and state laws and regulations, except where the failure to so maintain would not result in a Material Adverse Effect.

          4.22  Employees At Will.  Except for employees who are parties to the
                -----------------
employment agreements set forth on Schedule 4.22, all of which shall be terminated without cost to Metro effective on the Closing Date, all Metro employees are employees at will whose employment with Metro may be terminated at any time without cause.

          4.23  Tangible Personal Property.  Except for the Excluded Assets,
                --------------------------
Schedule 4.23 sets forth a list of all of Metro's automobiles, trucks and cranes and a description in reasonable detail of Metro's other tangible personal property.


                                   ARTICLE V
                                   ---------
                              REPRESENTATIONS AND
                              -------------------
                          WARRANTIES OF ELLER AND EMS
                          ---------------------------

          Each of Eller and EMS hereby represents and warrants to Metro that the following representations and warranties are, as of the date hereof, and will be, as of the Effective Date, true and correct:

          5.1  Organization and Good Standing.  Each of Eller and EMS is a
               ------------------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of Eller and EMS has full corporate power and authority to own its properties and carry on its business as it is now being conducted. Each of Eller and EMS is duly qualified to do business as a foreign corporation and is in good standing under the laws of:

          (a) each jurisdiction in which it owns real property; and

          (b) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and where a failure to be so qualified or in good standing would not have a Material Adverse Effect.

          5.2  Execution and Effect of Agreement.  Each of Eller and EMS has the
               ---------------------------------
corporate power and authority to enter into this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Eller and EMS and the consummation by each of Eller and EMS of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Eller and EMS, and no other corporate proceeding on the part of Eller and EMS is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Eller and EMS and constitutes the legal, valid and binding obligation of each of Eller and EMS, enforceable against each of them in accordance with its terms, except as limited by Bankruptcy and Equity Exceptions.

          5.3  Restrictions.  Neither the execution or delivery of this
               ------------
Agreement by Eller and EMS nor the consummation of the transactions contemplated hereby:

          (a) will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any government, governmental agency to which Eller or EMS is a party or by or to which either of them is bound or subject, or the provisions of the charter or bylaws of Eller or EMS; or

          (b) will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any agreement to which Eller or EMS is a party, or constitute a default thereunder, or result in the creation of any lien, security interest, mortgage, deed of trust, pledge, hypothecation, easement or conditional sale or other title retention agreement upon any of their respective assets, except for such violations, conflicts, breaches, rights of termination or acceleration, defaults and encumbrances that would not have a Material Adverse Effect.

          5.4  Litigation; Consents.  No action, suit, proceeding or formal
               --------------------
governmental inquiry or investigation is pending against Eller or EMS seeking to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby; and, except as expressly contemplated hereby, no consent, approval or authorization of any governmental authority on the part of Eller or EMS is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby. No action, suit, proceeding or formal governmental inquiry or investigation is pending against Eller or EMS which would have a Material Adverse Effect.

          5.5  Available Funds.  Eller has authorized and available all funds
               ---------------
necessary to satisfy all of Eller's and EMS's obligations under this Agreement in connection with the transactions contemplated by this Agreement, including without limitation, the obligation to pay the aggregate Merger Consideration and the BSON Capital Contribution pursuant to Article III hereof. The payment of the aggregate Merger Consideration will not result in a violation of any federal or state law.

                                  ARTICLE VI
                                  ----------
                              COVENANTS OF METRO,
                              -------------------
                                 ELLER AND EMS
                                 -------------

          6.1  Commission and Other Filings; Other Actions.  Upon the terms and
               -------------------------------------------
subject to the conditions contained herein:

          (a) Metro shall prepare and file with the Commission as soon as is reasonably practicable a proxy statement with respect to obtaining the Requisite Stockholder Approval of the transactions contemplated by this Agreement;

          (b) Metro shall take all such action as reasonably may be required to comply with the Exchange Act, the Securities Act, and all applicable state statutes and the regulations thereunder;

          (c) each of the parties hereto shall cooperate with one another in determining whether any filings are required to be made with or consents or permits required to be obtained from, any governmental authority in any jurisdiction under any regulation, or from any lender, lessor or other third party in connection with the contracts (including but not limited to the Bus Shelter Contracts), the proprietary rights and leases, or otherwise, prior to the Effective Date, in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking timely to obtain any such consents and permits;

          (d) each of the parties hereto shall furnish to each other party hereto all such information in its possession as may be necessary for the completion of such filings and submissions to be filed by the other party hereto;

          (e) each of the parties hereto shall use its Best Efforts to defend all actions challenging this Agreement or the consummation of the Merger; and to use its Best Efforts to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the Merger; and

          (f) each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

          6.2  Access to Information.  From and after the date hereof and until
               ---------------------
the Closing Date, Metro shall make available for inspection by Eller or EMS or their respective representatives, upon reasonable advance notice, during normal business hours and in a manner so as not to interfere with normal business operations, all of Metro's corporate records, books of account, contracts and all other documents in Metro's possession or control that are reasonably requested by Eller or EMS, or by Eller's managerial employees, counsel and auditors in order to permit Eller, EMS and their representatives to make reasonable inspection and examination of the business and affairs of Metro. Metro shall cause its managerial employees, counsel and regular independent certified public accountants to be available upon reasonable advance notice to answer questions of Eller's and EMS's representatives concerning the business and affairs of Metro. Each of Eller and EMS and their respective representatives shall treat and hold as confidential any information they receive from Metro in the course of the reviews contemplated by this Section 6.2; shall not use any of the confidential information except in connection with this Agreement; and if this Agreement is terminated for any reason whatsoever, shall return to Metro all tangible embodiments (and all copies) of such confidential information in their possession.

          6.3  Conduct of Business.  From and after the date hereof and until
               -------------------
the Closing Date, Metro shall cause the business of Metro to be conducted in the ordinary course, consistent with the present conduct of its business. During such period of time, except upon the prior written consent of Eller which consent shall not be unreasonably withheld, Metro shall not:

          (a) amend its Articles of Incorporation or Bylaws or comparable organizational documents;

          (b) issue any additional shares of capital stock, or issue, sell or grant any option or right to acquire or otherwise dispose of or commit to dispose of any of its authorized but unissued capital stock or other corporate securities, except upon conversion or exercise of options and other rights currently outstanding and set forth by name of option holder and number of Shares subject to the option on Schedule 4.2 hereto;

          (c) declare or pay any dividends or make any other distribution in cash or property on its capital stock or other equity interests, except the distributions of Excluded Assets;

          (d) repurchase or redeem any shares of its capital stock or other equity interests;

          (e) incur any Indebtedness or other obligation or liability, except obligations and liabilities incurred in the ordinary course of business or, with the prior written consent of Eller in connection with the acquisition of assets or capital stock for the purpose of expanding Metro's bus shelter advertising business;

          (f) enter into any employment agreement or become liable for any bonus, profit-sharing incentive, or severance payment to any of its officers, directors or employees, or otherwise change personnel policies, compensation programs or benefit plans;

          (g) grant any kind of Encumbrance with respect to any part of its assets, real or personal, tangible or intangible, except Permitted Encumbrances;

          (h) sell, transfer (other than the transfer of the Excluded Assets and the elimination of all debt to or from BSON) or acquire (except in the ordinary course of business) any properties or assets, real or personal, tangible or intangible, including but not limited to, discounting or transferring for less than full value any account receivable, without the prior written consent of Eller;

          (i) merge or consolidate with any corporation, acquire control or acquire any capital stock or other securities of any other corporation or business entity, or take any steps incident to or in furtherance of any such actions whether by entering into an agreement providing therefor or otherwise, without the prior written consent of Eller; nor

          (j) take any other action not contemplated hereby which would cause any of the representations and warranties made by Metro in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

          6.4  Notification of Certain Matters.  Metro shall give prompt written
               -------------------------------
notice to Eller and EMS, and Eller and EMS shall give prompt written notice to Metro, of:

          (a) the occurrence, or failure to occur, of any event which occurrence or failure would cause any representation or warranty contained in this Agreement, the Disclosure Schedules or any written certificate or schedule delivered pursuant hereto to be untrue or inaccurate in any material respect at any time from the date of this Agreement through the Effective Date; and

          (b) any material failure of Metro, Eller, EMS or any of their Affiliates, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations to the parties.

          6.5  Employment of Accounting Personnel.  From and after the Closing
               ----------------------------------
Date, Eller shall cause Metro to employ Ingrid Auld in the position of Controller for a period of one year after the Closing Date. Metro shall cause BSON to reimburse Eller monthly one-half of all wages and employment taxes, resulting from such employment. This agreement between Eller and Metro shall not create third-party beneficiary rights of any kind whatsoever, and Metro shall have the right subsequent to the Closing Date to terminate such employee with or without cause, provided that any termination without cause shall constitute a breach of Eller's obligations to Metro under this Section.

          6.6  Excluded Assets.   Metro shall take all actions necessary or
               ---------------
appropriate to transfer the Excluded Assets to BSON (and the stock of BSON to its new shareholders) on or before the Closing Date.

          6.7  Pending Litigation.  Metro shall enter into, and shall cause BSON
               ------------------
to enter into, an agreement, effective on the Closing Date, in the form of the Litigation Responsibility Agreement attached here to as Exhibit E, pursuant to which BSON shall assume the financial responsibility to diligently pursue in a reasonable and prudent manner the litigation listed on Items 3 through 5 on
Schedule 4.18. BSON shall be entitled to all financial benefits from settlements or judicial awards or orders resulting from the pursuit of such litigation.

          6.8  Consulting Agreement.  Metro shall cause BSON to enter into a
               --------------------
Consulting Agreement with Eller effective on the Closing, and Eller shall enter into such Agreement, in the form of the Consulting Agreement attached hereto as Exhibit F (the "Consulting Agreement").

          6.9  Van Wagner Litigation.   From and after the Closing, Eller shall
               ---------------------
cause Metro to permit the Stockholder Representatives to (a) manage the conduct of the Van Wagner Litigation; subject to consultation with Eller and Metro, and
(b) approve all costs, expenditures and settlements relating to the Van Wagner Litigation prior to payment of such by Metro. All decisions regarding such costs, expenditures and settlements shall be reasonably made by the Stockholder Representatives and any differences shall be settled through arbitration in accordance with the procedures set forth in Section 14.


                                  ARTICLE VII
                                  -----------
                            CONDITIONS PRECEDENT TO
                            -----------------------
                          ELLER'S AND EMS' OBLIGATIONS
                          ----------------------------

          The obligations of Eller and EMS to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, with the exception that in the event of the failure of the conditions contained in Sections 7.8 and 7.16 below, Eller shall remain obligated to consummate the transaction as provided herein pursuant to Sections 3.5, 3.7, 3.9 and 3.10, as applicable, provided all of the other conditions have been satisfied:

          7.1  Representations and Warranties True.  Each of the representations
               -----------------------------------
and warranties of Metro contained in Article IV hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though each had been made on and as of the Closing Date, except for (a) those given as of a particular date, which shall be true and correct in all material respects as of such date, and (b) those under Section 4.2 above for which indemnification has been specifically provided pursuant to Section 5.1(d) of the Damages Escrow Agreement.

          7.2  Covenants Performed.  Metro shall have performed and complied in
               -------------------
all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by Metro between the date hereof and the Closing Date.

          7.3  No Judicial or Administrative Restraint.  No action or proceeding
               ---------------------------------------
shall have been instituted against Eller, EMS, Metro or its Subsidiaries before any court or other governmental body, seeking to restrain or prohibit the consummation of the transactions contemplated hereby, which in the reasonable opinion of Eller or EMS makes it inadvisable to consummate such transactions. No governmental action or proceeding shall have been instituted or threatened against Eller, EMS, Metro or its Subsidiaries seeking to restrain or prohibit the consummation of the transactions contemplated hereby, which in the reasonable opinion of Eller or EMS makes it inadvisable to consummate such transactions.

          7.4  Stockholder Approval.  This Agreement and the Merger shall have
               --------------------
been approved and adopted by the Requisite Stockholder Approval.

          7.5  Officer's Certificate.  Eller and EMS shall have received a
               ---------------------
certificate to the effect set forth in Sections 7.1, 7.2 and 7.4 above, dated the Closing Date, signed by a duly authorized officer of Metro.

          7.6  Board Approval.  Eller and EMS shall have received a certificate
               --------------
of a duly authorized officer of Metro, dated the Closing Date, setting forth resolutions of the Board of Directors of Metro authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

          7.7  Damages Escrow Agreement.  The Damages  Escrow Agreement shall
               ------------------------
have been fully executed and delivered.

          7.8  Van Wagner Agreements.  Metro shall  have terminated the Van
               ---------------------
Wagner Agreements and shall have delivered to Eller written evidence of their termination in form and substance reasonably acceptable to Eller.

          7.9  Consulting Agreement.  Eller and BSON shall have entered into the
               --------------------
Consulting Agreement.

          7.10  Pending Litigation.  Metro and BSON shall have entered into the
                ------------------
Litigation Responsibility Agreement.

          7.11  Metro Stock Rights.  All Metro Stock Rights shall have been
                ------------------
exercised.

          7.12  BSON Reimbursement.  Eller shall have received from BSON a
                ------------------
written undertaking, in form and substance reasonably acceptable to Eller, to reimburse Eller for certain employee costs as set forth in Section 6.5 above.

          7.13  Bus Shelter Contract Consents.  Eller shall have received, in
                -----------------------------
form and substance reasonably acceptable to Eller, the written consent to the transaction contemplated by this Agreement, or the written confirmation that no such consent is needed, from the government entities that are parties to the Bus Shelter Contracts that are listed on Schedule 7.14 hereto.

          7.14  Opinion of Counsel.  Eller shall have received a legal opinion
                ------------------
from Troy & Gould, P.C., counsel for Metro, dated as of the Closing Date, in substantially the form set forth on Exhibit G hereto.

          7.15  Bankruptcy Court Approval.  Eller shall have received such
                -------------------------
orders or other approvals of the transactions contemplated by this Agreement as Eller reasonably deems necessary or appropriate from the United States Bankruptcy Court for the Central District of California.

          7.16  Pending Van Wagner/OSI Litigation.  Metro shall have resolved,
                ---------------------------------
or provided for the resolution of, all pending and threatened litigation, in a manner acceptable to Eller in its sole discretion, between Metro and the Van Wagner Group.

          7.17  Agreement of Merger.  The Agreement of Merger duly executed by
                -------------------
the parties shall have been filed with the Secretary of State of the State of California.

          7.18  Additional Escrow Agreements.  If required by Section 3.7, the
                ----------------------------
Van Wagner Escrow Agreement and the Specific Performance Escrow Agreement shall have been fully executed and delivered.

          7.19  Price Adjustment Schedule.  Eller shall have received and
                -------------------------
approved a price adjustment schedule which sets forth the amounts of items referenced in Section 3.6 (the "Price Adjustment Schedule").


                                  ARTICLE VIII
                                  ------------
                              CONDITIONS PRECEDENT
                              --------------------
                             TO METRO'S OBLIGATION
                             ---------------------

          The obligations of Metro to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          8.1  Representations and Warranties True.  Each of the representations
               -----------------------------------
and warranties of Eller and EMS contained in Article V hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, except for changes herein permitted or contemplated hereby.

          8.2  Covenants Performed.  Eller and EMS shall have performed and
               -------------------
complied in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by Eller and EMS between the date hereof and the Closing Date.

          8.3  No Judicial or Administrative Restraint.  No action or
               ---------------------------------------
proceeding, shall have been instituted against Eller, EMS, Metro or its Subsidiaries before any court or other governmental body, seeking to restrain or prohibit the consummation of the transactions contemplated hereby, which in the reasonable opinion of Metro makes it inadvisable to consummate such transactions. No governmental action or proceeding shall have been instituted or threatened against Eller, EMS, Metro or its Subsidiaries seeking to restrain or prohibit the consummation of the transactions contemplated hereby, which in the reasonable opinion of Metro makes it inadvisable to consummate such transactions.

          8.4  Stockholder Approval.  This Agreement and the Merger shall have
               --------------------
been approved and adopted by the Requisite Stockholder Approval.

          8.5  Officers Certificate.  Metro shall have received a certificate to
               --------------------
the effect set forth in Sections 8.1 and 8.2 above, dated the Closing Date and signed by a duly authorized officer of each of Eller and EMS.

          8.6  Board Approval.  Metro shall have received a certificate of a
               --------------
duly authorized officer of each of Eller and EMS, dated the Closing Date, setting forth the resolutions of the respective Board of Directors of each of Eller and EMS authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

          8.7  Merger Consideration.  As provided in Sections 3.5 and 3.7 above,
               --------------------
Eller shall have made the deliveries required therein.

          8.8  Damages Escrow Agreement.  Eller, EMS and Metro shall have
               ------------------------
executed the Damages Escrow Agreement.

          8.9  Pending Litigation.  Metro and BSON shall have entered into the
               ------------------
Litigation Responsibility Agreement.

          8.10  Consulting Agreement.  Metro and Eller shall have entered into
                --------------------
the Consulting Agreement.

          8.11  No Action Letter or Registration.  Metro shall have received
                --------------------------------
from the Securities and Exchange Commission's staff a letter to the effect that either (a) the distribution of the stock of BSON does not constitute a "sale" of such stock under Section 2(3) of the Securities Act or (b) that the Securities and Exchange Commission's staff shall not recommend enforcement action if the distribution is effected without registration under the Securities Act or the Securities Exchange Act of 1934; or, alternatively, if such letter does not issue, appropriate registration under the securities laws shall have become effective.

          8.12  Agreement of Merger.  The Agreement of Merger duly executed by
                -------------------
the parties shall have been filed with the Secretary of State of the State of California.

          8.13  Additional Escrow Agreements.  If required by Section 3.7, the
                ----------------------------
Van Wagner Escrow Agreement and Specific Performance Escrow Agreement shall have been fully executed and delivered.


                                   ARTICLE IX
                                   ----------
                                 MISCELLANEOUS
                                 -------------

          9.1  No Brokers.  Metro represents to Eller and EMS, and Eller and EMS
               ----------
represent to Metro, that they respectively have had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement.

          9.2  Survival of Representations and Warranties.  All of the
               ------------------------------------------
representations and warranties contained in this Agreement shall survive for a period of three years following the Closing Date. Notwithstanding such survival, Eller and EMS's sole recourse with respect to any breach by Metro of a representation or warranty shall be as provided for in the Escrow Agreement.

          9.3  Specific Performance.  The parties hereto acknowledge that
               --------------------
irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations of the parties under the Agreement, including, without limitation, their respective rights and obligations to effect the Merger, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

          9.4  Termination.  Anything contained in this Agreement to the
               -----------
contrary notwithstanding, any of the parties may terminate this Agreement without the prior authorization of its Board of Directors (whether before or after stockholder approval) as provided below:

          (a) At any time on or prior to the Effective Date, by the mutual consent in writing of Eller, EMS and Metro;

          (b) Eller and EMS may terminate this Agreement by giving written notice to Metro at any time prior to the Effective Date (i) in the event Metro has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Eller or EMS has notified Metro of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before January 31, 1998, by reason of the failure of any condition precedent under Article VI hereof (unless the failure results primarily from Eller or EMS breaching any representation, warranty or covenant contained in this Agreement);

          (c) Metro may terminate this Agreement by giving written notice to Eller and EMS at any time prior to the Effective Date (i) in the event Eller or EMS has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Metro has notified Eller and EMS of the breach, and the breach has continued without cure for a period of 30 days after notice of breach, or (ii) if the Closing shall not have occurred on or before January 31, 1998, by reason of the failure of any condition precedent under Article VII hereof (unless the failure results primarily from Metro breaching any representation, warranty or covenant contained in this Agreement);

          (d) Any party may terminate this Agreement by giving written notice to the other parties at any time after the Stockholders' Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

In the event that this Agreement shall be terminated pursuant to this Section 9.4, (i) each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and (ii) all further obligations of the parties under this Agreement shall terminate without further liability of any party to any other party (except for any liability of any party then in breach); provided, however, that Sections 9.5 and 9.11 below shall survive such termination.
Notwithstanding the foregoing any willful or intentional breach of any representation, warranty, covenant or agreement set forth in this Agreement by any party to this Agreement, prior to the Effective Date, shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

          9.5  Confidentiality; Press Releases.
               -------------------------------

          (a) Eller and EMS agree to keep non-public information regarding Metro confidential and agree that they shall only use such information in connection with the transactions contemplated by this agreement and not disclose any of such information other than (i) to Eller's, EMS's, and Clear Channel Communication, Inc.'s directors, officers, employees, representatives, and agents who are involved with the transactions contemplated by this Agreement, (ii) to the extent such information presently is or hereafter becomes available, on a non-confidential basis, from a source other than Metro, and (iii) to the extent disclosure is required by law, regulation or judicial order by any governmental authority.

          (b) Metro agrees to keep non-public information regarding Eller and EMS confidential and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to Metro's directors, officers, employees, representatives, and agents who are involved with the transactions contemplated by this Agreement, (ii) to the extent such information presently is or hereafter becomes available, on a non-confidential basis, from a source other than Eller or EMS, and (iii) to the extent disclosure is required by law, regulation or judicial order by any governmental authority.

          (c) Prior to any disclosure required by law, regulation or judicial order, Eller, EMS or Metro, as the case may be, shall advise each of the others of such requirement so that it may seek a protective order.

          (d) None of Eller, EMS or Metro shall make any press release or public announcement in connection with the transactions contemplated hereby without the prior written consent of the other party or, if required by law, without prior consultation with the other party.

          9.6  Notices.  Any notices or other communications required or
               -------
permitted hereunder, shall be sufficiently given if in writing and personally delivered or sent by pre-paid first class mail, overnight courier, telex or facsimile, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:

          In the case of Eller or EMS:

               Scott S. Eller, President
               Eller Media Company
               2850 East Camelback Road, Ste. 300
               Phoenix, AZ  85016
               Fax:  602/957-8602

          With a copy to:

               Paul J. Meyer, General Counsel
               Eller Media Company
               2850 East Camelback Road, Ste. 300
               Phoenix, AZ   85016
               Fax:  602/381-5740

          In the case of Metro:

               Scott A. Kraft, President
               and Chief Executive Officer
               Metro Display Advertising, Inc.
               15265 Alton Parkway
               Irvine, CA  92618
               Fax:  714/727-9145

               With a copy to:

               Martin T. Goldblum
               Troy & Gould, P.C.
               1801 Century Park East
               Suite 1600
               Los Angeles, CA  90067-2302
               Fax:  310/201-4746

All such notices and communications shall be deemed to have been duly given: when personally delivered; three business days after being deposited in the mail, as aforesaid; next day, if by overnight courier with guaranteed delivery; when answered back, if telexed; and when receipt is acknowledged; if transmitted by facsimile.

          9.7  Entire Agreement.  This Agreement together with all exhibits and
               ----------------
schedules hereto (including the Disclosure Schedules) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement modification or waiver is sought. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          9.8  Successors.  This Agreement shall be binding upon and shall inure
               ----------
to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement and all rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other parties hereto, and except that the Stockholders may not assign any rights and/or obligations which they may have hereunder. Eller may assign its rights hereunder to a wholly-owned subsidiary of Eller or to Clear Channel Communications, Inc.

          9.9  Choice of Law.  This Agreement shall be construed, interpreted
               -------------
and the rights of the parties determined in accordance with California Law (without reference to the choice of law provisions of California Law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          9.10  Amendments to Disclosure Schedules.  Notwithstanding the
                ----------------------------------
foregoing, between the date hereof and the Closing Date, Metro may add to the Disclosure Schedules by notification in writing to Eller and EMS of the matter to be added or amended. If Eller and EMS shall not object to such addition or amendment within five days of notice (as provided in Section 9.6 above) or by the Closing Date, whichever is earlier, Eller and EMS shall be deemed to have accepted such addition or amendment. If Eller or EMS timely notifies Metro of their objection to any such addition or amendment, and if the parties are unable to reach agreement with respect to the proposed addition or amendment for a period of ten days after Eller's or EMS's notice of objection, then this Agreement may be terminated by either party without any liability of any party to the other.

          9.11  Expenses.  Whether or not the transactions contemplated hereby
                --------
are consummated, the parties hereto shall pay their own respective legal, accounting, out-of-pocket and other expenses, except that Eller and Metro shall divide and share equally filing fees in connection with government filings necessary to consummate the transactions contemplated hereby. If the transactions contemplated by this Agreement are consummated, such expenses of Metro shall be paid by the Disbursement Agent from the aggregate Cash Merger Consideration.

          9.12  Severability.  If at any time subsequent to the date hereof, any
                ------------
provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

          9.13  Titles.  The titles, captions or headings of the Sections herein
                ------
are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          9.14  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          9.15  No Third-Party Beneficiaries.  No person (other than parties to
                ----------------------------
this Agreement or their respective successors or permitted assigns) shall have or be construed to have any legal or equity right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

          9.16  Construction.  The parties have participated jointly in the
                ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue or authorship of any provision of this Agreement.

          9.17  Cumulative Remedies.  All rights and remedies of any party
                -------------------
hereto are cumulative of each other and of every right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          9.18  Amendment and Modification.  At any time prior to the filing of
                --------------------------
the Agreement of Merger with the California Secretary of State, this Agreement may be terminated by the agreement of the Boards of Directors of Eller, EMS and Metro notwithstanding approval thereof by the stockholders of Metro; and such Boards of Directors may amend this Agreement at any time prior to the filing of such Certificate with the Secretary of State of the State of California provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of Metro shall be approved by all of such Boards of Directors and shall not (a) alter or change the amount of the Merger Consideration or (b) alter or change any of the terms and conditions of this Agreement or the Agreement of Merger if such alteration or change would adversely affect the holders of any Shares of Metro.

          9.19  Metro Sales Agreement Indemnity.  Metro shall indemnify and hold
                -------------------------------
harmless Eller, its stockholders, directors and officers, from and against all losses claims, demands, liabilities, obligations, damages, deficiencies, assessments, judgments, payments, penalties, costs and expenses (including without limitation reasonable attorneys fees, any amounts paid in investigation, defense or settlement of any of the foregoing) incurred in connection with, arising out of, resulting from or incident to the execution, delivery and performance by Eller of that certain Interim Sales Agreement entered into by Eller and Metro and dated as of May 27, 1997.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                              METRO DISPLAY ADVERTISING, INC.,
                              a California corporation


                              By ______________________________
                                 Scott A. Kraft, President
                                 and Chief Executive Officer

                              ELLER MEDIA COMPANY
                              a Delaware corporation


                              By _______________________________
                                 Scott S. Eller, President


                              EMS, INC., a California corporation


                              By _______________________________
                                 Scott S. Eller, President

                                   EXHIBIT B
                     SPECIFIC PERFORMANCE ESCROW AGREEMENT

     THIS SPECIFIC PERFORMANCE ESCROW AGREEMENT, dated as of this____day of ____________199_ (this "Agreement"), is among Eller Media Company, a Delaware corporation ("Eller") and a subsidiary of Clear Channel Communications, Inc., a Delaware corporation ("Clear Channel); Scott A. Kraft, Allan L. Ross, M.D., and Robert C. Lamb, as stockholder representatives (such stockholder representatives and their successors, as determined in accordance with this Agreement, shall be referred to collectively herein as the "Stockholder Representatives"), and ________________, as escrow agent, a national banking association with its office at ________________________(the "Escrow Agent").

                                   RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Eller is acquiring all of the issued and outstanding shares of capital stock of Metro Display Advertising, Inc., a California corporation (the "Company"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of December__, 1997 (the "Merger Agreement"), between Eller and the Company.

     B. Eller, the Company and the Stockholder Representatives have agreed to set aside a portion of the Merger Consideration to be paid to the Stockholders pursuant to Section 3.5 of the Merger Agreement for the purposes of providing Eller with a remedy in the event that any member of the Van Wagner Group is granted specific performance of any part of the Van Wagner Agreements and/or in the event that Eller is granted an arbitration award pursuant to the terms set forth herein.

     C. A material condition to the consummation of the transactions contemplated by the Merger Agreement is that the parties hereto enter into this Agreement.

     NOW THEREFORE, the parties hereto agree as follows:

     1.  DEFINITIONS.  Except as hereinafter defined, capitalized terms used in
         -----------
this Agreement will have the meanings assigned to such terms in the Merger Agreement.

         1.1  "Claim" shall mean a claim by Eller for Damages pursuant to
               -----
              Section 5 of this Agreement.

         1.2  "Claim Expiration Date" shall mean the earlier of (a) the date on
               ---------------------
              which Eller receives evidence acceptable to Eller in its sole reasonable discretion that the only remedy available to the Van Wagner Group in the Van Wagner Litigation is monetary damages and
              (b) 90 days after entry of a final non-appealable determination as to Estimated Damages.

         1.3   "Claim Notice" shall have the meaning set forth in Section 5 of
                ------------
               this Agreement.

         1.4   "Company" shall have the meaning set forth in Recital A of this
                -------
               Agreement.

         1.5   "Company Common Stock" shall mean the common stock, no par value,
                --------------------
               of the Company.

         1.6   "Damages" shall have the meaning set forth in Section 4 of this
                -------
               Agreement.

         1.7   "Estimated Damages" shall have the meaning set forth in Section 5
                -----------------
               of this Agreement.

         1.8   "Eller" shall have the meaning set forth in the first (1st)
                -----
               paragraph of this Agreement.

         1.9   "Escrow Agent" shall have the meaning set forth in the first
                ------------
               (1st) paragraph of this Agreement.

         1.10  "Escrow Fund" shall mean all or that portion of the aggregate
                -----------
               Specific Performance Escrow Merger Consideration being held by the Escrow Agent subject to the terms of this Agreement.

         1.11  "Final Instruction" shall mean a written notice, signed both by
                -----------------
               Eller and the Stockholder Representatives (except as otherwise provided in Sections 6.2 or 6.4 below), and given to the Escrow Agent directing the disbursement to Eller of an amount of Damages or Estimated Damages, as applicable, with respect to a Claim.

         1.12  "Merger Agreement" shall have the meaning set forth in Recital A
                ----------------
               of this Agreement.

         1.13  "Stockholder Representatives" shall have the meaning set forth in
                ---------------------------
               the first (1st) paragraph of this Agreement.

         1.14  "Stockholder" or "Stockholders" shall mean the record owners of
                -----------------------------
               the Company Common Stock on the Closing Date pursuant to the Merger Agreement.

     2.  APPOINTMENT OF ESCROW AGENT.  Eller and the Stockholder Representatives
         ----------------------------
hereby designate and appoint__________________as Escrow Agent for the purposes set forth in this Agreement, and__________________hereby accepts such appointment on the terms herein provided.

     3.   DEPOSIT AND INVESTMENT OF THE MERGER CONSIDERATION.
          --------------------------------------------------

          3.1 Simultaneously with the execution and delivery of this Agreement, Eller shall deliver to the Escrow Agent the Merger Consideration, which includes the aggregate Specific Performance Escrow Merger Consideration, by wire transfer.

          3.2 The Escrow Agent shall invest the Merger Consideration in such money market accounts, United States Treasury obligations, and other obligations guaranteed by the United States Government or an agency thereof, reasonably determined by Eller.

          3.3 Except as otherwise set forth herein, the Escrow Agent, acting in its capacity as Disbursement Agent, shall disburse to the Stockholders during the term of this Agreement, pro rata in accordance with their percentage interest in the Shares, the accrued interest from the Escrow Fund in consecutive quarterly installments, commencing with April 1, 1998.

     4.   ELLER'S RIGHTS TO INDEMNIFICATION.  Eller, the Company, and any other
          ---------------------------------
affiliate of either, shall be entitled to indemnification from the Escrow Fund from and against all actual and estimated losses, claims, demands, liabilities, obligations, damages, deficiencies, assessments, judgments, payments, penalties, costs and expenses (including without limitation reasonable attorneys fees), any amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages") actually incurred or which are estimated to be incurred in connection with, arising out of, resulting from or incident to an award of specific performance of any part of the Van Wagner Agreements.

     5.   PROCEDURE FOR ASSERTING CLAIM TO ESCROW FUND.  Eller shall have the
          --------------------------------------------
right to make one or more claims for Damages or Estimated Damages, as applicable, (a "Claim") on or prior to the Claim Expiration Date by delivering a notice of such Claim (a "Claim Notice") to the Stockholder Representatives and the Escrow Agent. Such Claim Notice shall state with particularity the basis for the Claim together with sufficient facts to enable the Stockholder Representatives to reasonably evaluate the Claim, and Eller's estimate of the aggregate amount of the resulting Damages. If Eller has not received, prior to the fifth anniversary of the date hereof, evidence acceptable to it in its sole reasonable discretion that the only remedy available to the Van Wagner Group in the Van Wagner Litigation is monetary damages, then the following issues shall be submitted to arbitration in accordance with the procedures set forth in
Section 14 below:

          (1) the percentage likelihood that a court having competent jurisdiction over the matter will rule that the Van Wagner Group or any member thereof is entitled to specific performance of any portion of the Van Wagner Agreements; and

          (2) the estimated amount of Eller's and/or Metro's losses if specific performance of any portion of the Van Wagner Agreements were available.

The figures set forth above, as determined by the arbitrator, shall then be multiplied to determine the "Estimated Damages."

     6.  DETERMINATION OF VALID ELLER CLAIM; FINAL INSTRUCTION.  A Final
         -----------------------------------------------------
Instruction shall be delivered to the Escrow Agent with respect to a Claim under the following circumstances and accompanied by the indicated documentation.

         6.1 If the Stockholder Representatives dispute either the validity, amount or calculation of the Claim, they shall give written notice of such dispute to Eller, with a copy to the Escrow Agent, within twenty (20) Business Days after the delivery of the Claim Notice by Eller to the Stockholder Representatives. In such circumstances, no Final Instruction may be given to the Escrow Agent except as provided in Sections 6.3 or 6.4 below.

         6.2 If the Stockholder Representatives fail to respond to the Claim Notice within twenty (20) Business Days after it is delivered to the Stockholder Representatives and the Escrow Agent, or if the Stockholder Representatives notify the Escrow Agent that the Claim is not disputed, Eller shall have the right to deliver to the Escrow Agent a Final Instruction with respect to the Claim, signed only by Eller.

         6.3 If the Stockholder Representatives and Eller reach an agreement on the proper amount of the Claim, the Stockholder Representatives and Eller shall give to the Escrow Agent a Final Instruction with respect to the Claim, signed by both the Stockholder Representatives and Eller.

         6.4 If the Stockholder Representatives and Eller are unable to reach an agreement with respect to the proper determination of the Claim, the disputed Claim shall be submitted by Eller and the Stockholder Representatives to arbitration pursuant to Section 14 below. Upon final, nonappealable resolution of such disputed Claim, either the Stockholder Representatives or Eller shall have the right to deliver to the Escrow Agent a Final Instruction with respect to the Claim based on and in compliance with the final, nonappealable resolution of the Claim, signed only by the Stockholder Representatives or by Eller, and accompanied by a copy of any arbitration award, or judgment or any court order with respect thereto.

         6.5 Upon receipt of a Final Instruction in accordance with this Section, the Escrow Agent shall disburse to Eller from the Escrow Fund such amount of Damages or Estimated Damages, as applicable and if any, as shall be set forth in the Final Instruction, and shall distribute any remaining portion of the Escrow Fund in accordance with Section 7 below. Under no circumstances shall the Escrow Agent distribute any portion of the Escrow Fund with respect to any Claim Notice received by the Escrow Agent after the Claim Expiration Date.

         6.6 Damages to which Eller is entitled pursuant to a Final Instruction shall be paid thirty (30) days following receipt of the Final Instruction.

     7. DISTRIBUTION OF ESCROW FUND. If Eller fails to make a Claim on or prior
        ---------------------------
to the Claim Expiration Date, then as promptly as practicable thereafter (and in no event later than ten (10) Business Days following the Claim Expiration Date), the Escrow Agent shall disburse the Escrow Fund (including any interest thereon) to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock on the Closing Date. If Eller timely makes a Claim, and if at or after the expiration of the Claim Expiration Date, Eller's Claims (whether or not in dispute) aggregate less than the remaining amount of the Escrow Fund, then the Escrow Agent shall deliver the remaining amount of the Escrow Fund (less 110% of the amount of Eller's Claims) to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock on the Closing Date, and the balance, if any, after resolution of Eller's Claims. If, however, Eller timely makes a Claim or Claims in accordance with Section 5 above, and if at the expiration of the Claim Expiration Date, such Claim or Claims (whether or not in dispute) aggregate more than the remaining amount of the Escrow Fund, then, only after the Escrow Agent's receipt of (and distributions of Damages with respect to) Final Instructions for all such Claims, shall the Escrow Agent deliver any remaining portion of the Escrow Fund to the Stockholders pro rate in accordance with their respective ownership of Company Common Stock on the Closing Date.

     8. RELIANCE BY ESCROW AGENT; LIABILITY OF ESCROW AGENT. The Escrow Agent
        ---------------------------------------------------
shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization or other paper or document that the Escrow Agent believes to be genuine and what it purports to be. The Escrow Agent may confer with its own corporate or outside legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the written opinions of such counsel. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Agreement. The Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth as provided for herein. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Fund that is not expressly authorized pursuant to this Agreement. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Agreement that it reasonably believes to be genuine and in conformity with the requirements of this Agreement. The Escrow Agent undertakes to use the same degree of care and skill in performing its services hereunder as an ordinary prudent person would do or use under the circumstances in the conduct of his or her own affairs. The Escrow Agent will not be liable for any action taken or not taken by it under the terms hereof in the absence of breach of its obligations hereunder or gross negligence or willful misconduct on its part.

     9. INDEMNIFICATION OF ESCROW AGENT. Eller, on the one hand, and the
        -------------------------------
Stockholders collectively, on the other, will indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including but not limited to, reasonable attorneys' fees) it may sustain by reason of its service as Escrow Agent hereunder, and except such losses, costs, damages or expenses (including but not limited to, reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Escrow Agent is liable or responsible under Section 8 of this Agreement. Any indemnification amounts payable pursuant to this Section 9 shall be paid one-half by Eller, on the one hand, and one-half solely from the Escrow Fund by the Stockholders collectively, on the other.

     10.  STOCKHOLDER REPRESENTATIVES; SUCCESSOR STOCKHOLDER REPRESENTATIVES.
          ------------------------------------------------------------------

          10.1 The Stockholders have made, constituted and appointed the Stockholder Representatives as their agent and authorized and empowered them to fulfill the role of Stockholder Representatives hereunder. The Stockholder Representatives shall act on the basis of majority vote, and any writing on behalf of the Stockholders Representatives, including instructions and notices under this Agreement, shall be valid and effective for all purposes if signed by any two (2) Stockholder Representatives.

          10.2 The Stockholders entitled to receive a majority of the Escrow Fund may remove the Stockholder Representatives at any time. If a Stockholder Representative should die, resign, become incapacitated or be removed by the Stockholders pursuant to this Section 10.2, his successor shall be Mark Boileau; and if he or another Stockholder Representative should refuse to serve, die, resign, become incapacitated, or be removed, the next successor shall be Michael Slater. Thereafter, the remaining Stockholders entitled to receive a majority of the Escrow Fund shall appoint each successor within twenty-one (21) days of a Stockholder Representative's resignation, death, incapacity or removal. Such successor shall be either a Stockholder or shall otherwise be acceptable to Eller. If the Stockholders fail to appoint a successor within such twenty-one
(21)-day period, then Eller shall have the right to appoint the successor from among the Stockholders. The choice of a successor Stockholder Representative appointed in any manner permitted above shall be final and binding upon all of the Stockholders. The decisions and actions of any successor Stockholder Representative shall be, for all purposes, those of a Stockholder Representative as if originally named herein.

          10.3 Each Stockholder has made, constituted and appointed the Stockholder Representatives as such person's true and lawful attorney in fact and agent, for such person and in such person's name, (a) to receive all notices and communications directed to such Stockholder under this Agreement and the Merger Agreement, (b) to execute and deliver any and all documents required to be executed and delivered by such holder pursuant to this Agreement or the Merger Agreement in order to effect the transactions contemplated hereby, and
(c) to execute and deliver all instruments and documents of every kind incident to the foregoing with the same effect as such Stockholder could do personally.

          10.4 The designation of the Stockholder Representatives as attorney-in-fact is coupled with an interest and is binding upon the Stockholders notwithstanding the death, incapacity or dissolution of any Stockholder. If any such event shall occur prior to the completion of the transactions contemplated by this Agreement, the Stockholder Representatives are, nevertheless, to the extent that they are legally able to do so, authorized and directed to complete all transactions and act pursuant to this authority as if such event had not occurred. Eller is entitled to deal solely with the Stockholder Representatives in connection with this Agreement and is entitled to rely upon the provisions hereof and the authority granted to the Stockholder Representatives to act on behalf of the Stockholders.

         10.5 The Stockholder Representatives' acceptance of their duties under this Agreement is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Stockholder Representatives (but not in their capacity as a Stockholder or as an officer, director, or employee of the Company):

               (a) The Stockholder Representatives make no representation and have no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and they shall not be required to inquire as to the performance of any obligation under this Agreement.

               (b) The Stockholder Representatives shall be protected in acting upon written notice, request, waiver, consent, receipt or other paper or document, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which they in good faith believe to be genuine and what it purports to be.

               (c) The Stockholder Representatives shall not be liable for any error of judgment, or for any act done or step taken or omitted by them in good faith, or for any mistake of fact or law, or for anything which they may do or refrain from doing in connection therewith, except as a result of their own gross negligence or willful misconduct.

               (d) The Stockholder Representatives may consult with competent and responsible legal counsel selected by them and they shall not be liable for any action taken or omitted by them in good faith in accordance with the advice of such counsel.

               (e) The Stockholders shall bear pro rata all expenses incurred by the Stockholder Representatives in connection with their duties hereunder and shall indemnify them against and save them harmless from any and all claims, liabilities, costs, payments and expenses, including fees of counsel (who may be selected by the Stockholder Representatives), for anything done or omitted by them in the performance of this Agreement or the Merger Agreement, except as a result of their own gross negligence or willful misconduct.

               (f) The Stockholder Representatives shall have no duties or responsibilities except those expressly set forth herein and in the Merger Agreement. They shall not be bound by any modification under this Agreement or the Merger Agreement unless it is in writing and signed by the other parties hereto or thereto, and if their duties as Stockholder Representatives hereunder or thereunder are affected, unless they shall have given prior written consent thereto.

     11.  FEES AND EXPENSES OF THE ESCROW AGENT.  All fees of the Escrow Agent
          -------------------------------------
for its services hereunder, together with any expenses it reasonably incurs in connection with this Agreement, shall be paid by Eller.

     12.  RESIGNATION OF ESCROW AGENT.  The Escrow Agent may resign from its
          ---------------------------
duties hereunder by giving each of the parties hereto not less than (60) days prior written notice of the effective date of such resignation. A substitute Escrow Agent shall be appointed by mutual agreement of Eller and the Stockholder Representatives to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Agreement. If on or before the effective date of such resignation, a substitute Escrow Agent has not been appointed, the Escrow Agent shall thereupon deposit the Escrow Fund into the registry of a court of competent jurisdiction.

     13.  DESIGNEES FOR INSTRUCTIONS.  Eller, may, by notice to the Escrow
          --------------------------
Agent, designate one or more persons who will execute notices and from whom the Escrow Agent may take instructions hereunder. Such designations may be changed from time to time upon notice to the Escrow Agent from Eller. The Escrow Agent shall be entitled to rely conclusively on any notices or instructions from any person so designated by Eller.

     14.  ARBITRATION.  Any dispute arising under this Agreement, or arbitration
          -----------
proceeding required by Section 5 for purposes of determining Estimated Damages, shall be resolved by binding arbitration conducted in Los Angeles, California, after written demand from one party to the other. If the parties cannot agree on a single arbitrator within thirty (30) days after written demand for arbitration, the arbitrator shall be selected pursuant to the rules and regulations of the American Arbitration Association governing commercial transactions. The arbitration proceeding shall be conducted within ninety (90) days of any demand for arbitration. If reasonable, as determined by the arbitrator, it shall be conducted on a single day with each party being allowed an equal amount of time to present its case. No discovery shall be allowed except that each party shall submit to the other and to the arbitrator, no later than thirty (30) days prior to the proceeding, copies of all documents to be presented, the names and occupations of all proposed witnesses, and a written summary of the substance of their proposed testimony. The arbitrator shall exclude any evidence not presented within such time period to the other party and the arbitrator as required by this Section. The parties shall submit such legal briefing or other statements of position as the arbitrator may request. Eller shall pay one-half of the costs of any such arbitrator, and the Stockholders shall be responsible for paying one-half of such costs solely out of the Escrow Fund. Any arbitration decision or award shall be final and not subject to appeal to any court of law, except in the case of a manifest error in the application of law. Eller and the Stockholder Representatives on behalf of the Stockholders specifically covenant to one another that they shall not commence litigation against one another with respect to any dispute subject to arbitration hereunder for any reason except as may be necessary to enforce this Section or an arbitrator's decision or award. In the event litigation shall be required to enforce this Section or the arbitrator's decision or award, the prevailing party shall be paid its reasonable attorney's fees and costs.

     15.  INSPECTION.  All property held as part of the escrow shall at all
          ----------
times be clearly identified as being held by the Escrow Agent hereunder. Any party hereto may at any time during normal business hours (with reasonable notice) inspect any records or reports relating to the Specific Performance Escrow Merger Consideration.

     16.  NOTICES.  All notices, requests, demands and other communications
          -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and
                                                  ----
upon receipt, if sent by certified or registered mail, return receipt requested. Notwithstanding the foregoing, a Claim Notice delivered pursuant to Section 5 hereof and a Final Instruction provided pursuant to Section 6 hereof shall be deemed to have been duly given only if delivered personally, by recognized overnight delivery or by certified registered mail and if receipt of such Claim Notice or such Final Instruction, as the case may be, was acknowledged in writing. In each case notice shall be sent to:

                       If to Eller:

                       Scott S. Eller, President
                       ELLER MEDIA COMPANY
                       2850 East Camelback Road, Suite 300
                       Phoenix, Arizona  85016
                       Fax:  602/957-8602

                       With a copy to:

                       Paul J. Meyer, General Counsel
                       ELLER MEDIA COMPANY
                       2850 East Camelback Road, Suite 300
                       Phoenix, Arizona  85016
                       Fax:  602/381-5740

                       If to the Stockholder Representatives:

                       Scott A. Kraft, President
                       and Chief Executive Officer
                       c/o BUSTOP SHELTERS OF NEVADA
                       5425 South Valley View, Suite 103
                       Las Vegas, NV  89118
                       Fax:  702/795-3658
                       With a copy to:

                               Martin T. Goldblum
                               TROY & GOULD, P.C.
                               1801 Century Park East
                               Suite 1600
                               Los Angeles, CA  90067-2302
                               Fax: 310/201-4746

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     17.  ASSIGNMENT; BINDING EFFECT.  Neither this Agreement nor any of the
          --------------------------
rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     18.  AMENDMENT AND TERMINATION.  This Agreement may be amended or modified
          -------------------------
by and upon written notice to the Escrow Agent given jointly by Eller and the Stockholder Representatives, but the duties and responsibilities of the Escrow Agent may not be increased without its written consent. This Agreement will terminate on the date on which all the Escrow Fund has been distributed in accordance with the terms set forth herein.

     19.  COUNTERPARTS.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20.  SEVERABILITY AND FURTHER ASSURANCES.  This Agreement and the Specific
          -----------------------------------
Performance Escrow Agreement constitute the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings on the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

     21.  TITLES.  The titles, captions or headings of the Sections herein are
          ------
for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     22.  GOVERNING LAW.  This Agreement shall be construed and enforced in
          -------------
accordance with the laws of the State of California without regard to the principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

                                          ELLER MEDIA COMPANY


                                          By ___________________________________
                                             Scott S. Eller, President


                                          ESCROW AGENT


                                          By ___________________________________
                                             Name:
                                             Title:


                                          STOCKHOLDER REPRESENTATIVES


                                          By ___________________________________
                                             Scott A. Kraft


                                          By:__________________________________
                                             Allan L. Ross, M.D.


                                          By:__________________________________
                                             Robert C. Lamb

                                   EXHIBIT C
                          VAN WAGNER ESCROW AGREEMENT

     THIS VAN WAGNER ESCROW AGREEMENT, dated as of this ______ day of _____ __________ 199__ (this "Agreement"), is among Eller Media Company, a Delaware corporation ("Eller") and a subsidiary of Clear Channel Communications, Inc., a Delaware corporation ("Clear Channel); Scott A. Kraft, Allan L. Ross, M.D., and Robert C. Lamb, as stockholder representatives (such stockholder representatives and their successors, as determined in accordance with this Agreement, shall be referred to collectively herein as the "Stockholder Representatives"), and _________________________, as escrow agent, a national banking association with its office at ______________________ (the "Escrow Agent").

                                   RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Eller is acquiring all of the issued and outstanding shares of capital stock of Metro Display Advertising, Inc., a California corporation (the "Company"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of December ___, 1997 (the "Merger Agreement"), between Eller and the Company.

     B. Eller, the Company and the Stockholder Representatives have agreed to set aside a portion of the Merger Consideration to be paid to the Stockholders pursuant to Section 3.5 of the Merger Agreement for the purposes of providing Eller with a remedy in the event Metro is required to pay damages as a result of the Van Wagner Litigation.

     C. A material condition to the consummation of the transactions contemplated by the Merger Agreement is that the parties hereto enter into this Agreement.

     NOW THEREFORE, the parties hereto agree as follows:

     1.   DEFINITIONS. Except as hereinafter defined, capitalized terms used in
          -----------
this Agreement will have the meanings assigned to such terms in the Merger Agreement.

          1.1  "Claim" shall mean a claim by Eller for Damages pursuant to
                -----
               Section 5 of this Agreement.

          1.2  "Claim Expiration Date" shall mean the earlier of (a) 90 days
                ---------------------
               after entry of a final non-appealable determination on damages in the Van Wagner Litigation, and (b) 90 days after the execution of a binding settlement agreement between the parties to the Van Wagner Litigation which determines all damages, if any, payable by Metro as a result of the Van Wagner Litigation.

          1.3  "Claim Notice" shall have the meaning set forth in Section 5 of
                ------------
               this Agreement.

          1.4  "Company" shall have the meaning set forth in Recital A of this
                -------
               Agreement.

          1.5  "Company Common Stock" shall mean the common stock, no par value,
                --------------------
               of the Company.

          1.6  "Damages" shall have the meaning set forth in Section 4 of this
                -------
               Agreement.

          1.7  "Eller" shall have the meaning set forth in the first (1st)
                -----
               paragraph of this Agreement.

          1.8  "Escrow Agent" shall have the meaning set forth in the first
                 ------------
               (1st) paragraph of this Agreement.

          1.9  "Escrow Fund" shall mean all or that portion of the aggregate Van
                -----------
               Wagner Escrow Merger Consideration being held by the Escrow Agent subject to the terms of this Agreement.

          1.10 "Final Instruction" shall mean a written notice, signed both by
                -----------------
               Eller and the Stockholder Representatives (except as otherwise provided in Section 6.2 or 6.4 below), and given to the Escrow Agent directing the disbursement to Eller of an amount of Damages with respect to a Claim.

          1.11 "Merger Agreement" shall have the meaning set forth in Recital A
                ----------------
               of this Agreement.

          1.12 "Stockholder Representatives" shall have the meaning set forth in
                ---------------------------
               the first (1st) paragraph of this Agreement.

          1.13 "Stockholder" or "Stockholders" shall mean the record owners of
                -----------------------------
               the Company Common Stock on the Closing Date pursuant to the Merger Agreement.

     2.   APPOINTMENT OF ESCROW AGENT. Eller and the Stockholder Representatives
          ---------------------------
hereby designate and appoint _____________________________ as Escrow Agent for the purposes set forth in this Agreement, and ___________________ hereby accepts such appointment on the terms herein provided.

     3.   DEPOSIT AND INVESTMENT OF THE MERGER CONSIDERATION.
          --------------------------------------------------

          3.1 Simultaneously with the execution and delivery of this Agreement, Eller shall deliver to the Escrow Agent the Merger Consideration, which includes the aggregate Van Wagner Escrow Merger Consideration, by wire transfer.

          3.2 The Escrow Agent shall invest the Merger Consideration in such money market accounts, United States Treasury obligations, and other obligations guaranteed by the United States Government or an agency thereof, reasonably determined by Eller.

          3.3 Except as otherwise set forth herein, the Escrow Agent, acting in its capacity as Disbursement Agent, shall disburse to the Stockholders, pro rata in accordance with their percentage interest in the Shares, the accrued interest from the Escrow Fund in consecutive quarterly installments, commencing with April 1, 1998.

     4.   ELLER'S RIGHTS TO INDEMNIFICATION.  Eller, the Company, and any other
          ---------------------------------
affiliate of either, shall be entitled to indemnification from the Escrow Fund from and against all losses, claims, demands, liabilities, obligations, damages, deficiencies, assessments, judgments, payments, penalties, costs and expenses (including without limitation reasonable attorneys fees, any amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages") incurred in connection with, arising out of, resulting from or incident to, the Van Wagner Litigation, including, all Damages (as defined in the Specific Performance Escrow Agreement), arising out of an award to any member of the Van Wagner Group of specific performance of any portion of the Van Wagner Agreements. The above-described indemnity for Damages arising out of an award of specific performance shall be applicable nonwithstanding (a) that Eller may have received an award or other determination for such Damages under the Specific Performance Escrow Agreement or (b) that the Specific Performance Escrow Agreement may have expired or been terminated; provided, however, that
                                                      -----------------
the indemnity under this Agreement, whether for "Damages" as defined herein or "Damages" as defined in the Specific Performance Escrow Agreement, shall only be provided to the extent such "Damages," respectively, exceed the award, if any, provided to Eller under the Specific Performance Escrow Agreement, except that if an award of solely monetary damages rather than specific performance is granted in the Van Wagner Litigation, the maximum aggregate award to Eller under this Agreement and the Specific Performance Escrow Agreement shall be Five Million Dollars ($5,000,000.00)

     5.   PROCEDURE FOR ASSERTING CLAIM TO ESCROW FUND. Eller shall have the
          --------------------------------------------
right to make one or more claims for Damages (a "Claim") on or prior to the Claim Expiration Date by delivering a notice of such Claim (a "Claim Notice") to the Stockholder Representatives and the Escrow Agent. Such Claim Notice shall state with particularity (a) the basis for the Claim together with sufficient facts to enable the Stockholder Representatives to reasonably evaluate the Claim, and (b) Eller's estimate of the aggregate amount of the resulting Damages.

     6.   DETERMINATION OF VALID ELLER CLAIM; FINAL INSTRUCTION. A Final
          -----------------------------------------------------
Instruction shall be delivered to the Escrow Agent with respect to a Claim under the following circumstances and accompanied by the indicated documentation.

          6.1 If the Stockholder Representatives dispute either the validity, amount or calculation of the Claim, they shall give written notice of such dispute to Eller, with a copy to the Escrow Agent, within twenty (20) Business Days after the delivery of the Claim Notice by Eller to the Stockholder Representatives. In such circumstances, no Final Instruction may be given to the Escrow Agent except as provided in Sections 6.3 or 6.4 below.

          6.2 If the Stockholder Representatives fail to respond to the Claim Notice within twenty (20) Business Days after it is delivered to the Stockholder Representatives and the Escrow Agent, or if the Stockholder Representatives notify the Escrow Agent that the Claim is not disputed, Eller shall have the right to deliver to the Escrow Agent a Final Instruction with respect to the Claim, signed only by Eller.

          6.3 If the Stockholder Representatives and Eller reach an agreement on the proper amount of the Claim, the Stockholder Representatives and Eller shall give to the Escrow Agent a Final Instruction with respect to the Claim, signed by both the Stockholder Representatives and Eller.

          6.4 If the Stockholder Representatives and Eller are unable to reach an agreement with respect to the proper determination of the Claim, the disputed Claim shall be submitted by Eller and the Stockholder Representatives to Arbitration pursuant to Section 14 below. Upon final, nonappealable resolution of such disputed Claim, either the Stockholder Representatives or Eller shall have the right to deliver to the Escrow Agent a Final Instruction with respect to the Claim based on and in compliance with the final, nonappealable resolution of the Claim, signed only by the Stockholder Representatives or by Eller, and accompanied by a copy of any arbitration award, or judgment or any court order with respect thereto.

          6.5 Upon receipt of a Final Instruction in accordance with this Section, the Escrow Agent shall disburse to Eller from the Escrow Fund such amount of Damages, if any, as shall be set forth in the Final Instruction, and shall distribute any remaining portion of the Escrow Fund in accordance with
Section 7 below. Under no circumstances shall the Escrow Agent distribute any portion of the Escrow Fund with respect to any Claim Notice received by the Escrow Agent after the Claim Expiration Date.

          6.6 Damages to which Eller is entitled pursuant to a Final Instruction shall be paid thirty (30) days following receipt of the Final Instruction.

     7.   DISTRIBUTION OF ESCROW FUND.  If Eller fails to make a Claim on or
          ---------------------------
prior to the Claim Expiration Date, then as promptly as practicable thereafter (and in no event later than ten (10) Business Days following the Claim Expiration Date), the Escrow Agent shall disburse the Escrow Fund (including any interest thereon) to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock on the Closing Date. If Eller timely makes a Claim, and if at or after the expiration of the Claim Expiration Date, Eller's Claims (whether or not in dispute) aggregate less than the remaining amount of the Escrow Fund, then the Escrow Agent shall deliver the remaining amount of the Escrow Fund (less 110% of the amount of Eller's Claims) to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock on the Closing Date, and the balance, if any, after resolution of Eller's Claims. If, however, Eller timely makes a Claim or Claims in accordance with Section 5 above, and if at the expiration of the

Claim Expiration Date, such Claim or Claims (whether or not in dispute) aggregate more than the remaining amount of the Escrow Fund, then, only after the Escrow Agent's receipt of (and distributions of Damages with respect to) Final Instructions for all such Claims, shall the Escrow Agent deliver any remaining portion of the Escrow Fund to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock on the Closing Date.

     8.   RELIANCE BY ESCROW AGENT; LIABILITY OF ESCROW AGENT. The Escrow Agent
          ---------------------------------------------------
shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization or other paper or document that the Escrow Agent believes to be genuine and what it purports to be. The Escrow Agent may confer with its own corporate or outside legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the written opinions of such counsel. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Agreement. The Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth as provided for herein. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Funds that is not expressly authorized pursuant to this Agreement. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Agreement that it reasonably believes to be genuine and in conformity with the requirements of this Agreement. The Escrow Agent undertakes to use the same degree of care and skill in performing its services hereunder as an ordinary prudent person would do or use under the circumstances in the conduct of his or her own affairs. The Escrow Agent will not be liable for any action taken or not taken by it under the terms hereof in the absence of breach of its obligations hereunder or gross negligence or willful misconduct on its part.

     9.  INDEMNIFICATION OF ESCROW AGENT. Eller, on the one hand, and the
         -------------------------------
Stockholders collectively, on the other, will indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including but not limited to, reasonable attorneys' fees) it may sustain by reason of its service as Escrow Agent hereunder, and except such losses, costs, damages or expenses (including but not limited to, reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Escrow Agent is liable or responsible under Section 8 of this Agreement. Any indemnification amounts payable pursuant to this Section 9 shall be paid one-half by Eller, on the one hand, and one-half solely from the Escrow Fund by the Stockholders collectively, on the other.

     10. STOCKHOLDER REPRESENTATIVES; SUCCESSOR STOCKHOLDER REPRESENTATIVES.
         ------------------------------------------------------------------

         10.1 The Stockholders have made, constituted and appointed the Stockholder Representatives as their agent and authorized and empowered them to fulfill the role of Stockholder Representatives hereunder. The Stockholder Representatives shall act on the basis of majority vote, and any writing on behalf of the Stockholders Representatives, including instructions and notices under this Agreement, shall be valid and effective for all purposes if signed by any two (2) Stockholder Representatives.

         10.2 The Stockholders entitled to receive a majority of the Escrow Fund may remove the Stockholder Representatives at any time. If a Stockholder Representative should die, resign, become incapacitated or be removed by the Stockholders pursuant to this Section 10.2, his successor shall be Mark Boileau; and if he or another Stockholder Representative should refuse to serve, die, resign, become incapacitated, or be removed, the next successor shall be Michael Slater. Thereafter, the remaining Stockholders entitled to receive a majority of the Escrow Fund shall appoint each successor within twenty-one (21) days of a Stockholder Representative's resignation, death, incapacity or removal. Such successor shall be either a Stockholder or shall otherwise be acceptable to Eller. If the Stockholders fail to appoint a successor within such twenty-one
(21)-day period, then Eller shall have the right to appoint the successor from among the Stockholders. The choice of a successor Stockholder Representative appointed in any manner permitted above shall be final and binding upon all of the Stockholders. The decisions and actions of any successor Stockholder Representative shall be, for all purposes, those of a Stockholder Representative as if originally named herein.

         10.3 Each Stockholder has made, constituted and appointed the Stockholder Representatives as such person's true and lawful attorney in fact and agent, for such person and in such person's name, (a) to receive all notices and communications directed to such Stockholder under this Agreement and the Merger Agreement, (b) to execute and deliver any and all documents required to be executed and delivered by such holder pursuant to this Agreement or the Merger Agreement in order to effect the transactions contemplated hereby, and
(c) to execute and deliver all instruments and documents of every kind incident to the foregoing with the same effect as such Stockholder could do personally.

         10.4 The designation of the Stockholder Representatives as attorney-in-fact is coupled with an interest and is binding upon the Stockholders notwithstanding the death, incapacity or dissolution of any Stockholder. If any such event shall occur prior to the completion of the transactions contemplated by this Agreement, the Stockholder Representatives are, nevertheless, to the extent that they are legally able to do so, authorized and directed to complete all transactions and act pursuant to this authority as if such event had not occurred. Eller is entitled to deal solely with the Stockholder Representatives in connection with this Agreement and is entitled to rely upon the provisions hereof and the authority granted to the Stockholder Representatives to act on behalf of the Stockholders.

         10.5 The Stockholder Representatives' acceptance of their duties under this Agreement is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Stockholder Representatives (but not in their capacity as a Stockholder or as an officer, director, or employee of the Company):

              (a) The Stockholder Representatives make no representation and have no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and they shall not be required to inquire as to the performance of any obligation under this Agreement.

               (b) The Stockholder Representatives shall be protected in acting upon written notice, request, waiver, consent, receipt or other paper or document, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which they in good faith believe to be genuine and what it purports to be.

               (c) The Stockholder Representatives shall not be liable for any error of judgment, or for any act done or step taken or omitted by them in good faith, or for any mistake of fact or law, or for anything which they may do or refrain from doing in connection therewith, except as a result of their own gross negligence or willful misconduct.

               (d) The Stockholder Representatives may consult with competent and responsible legal counsel selected by them and they shall not be liable for any action taken or omitted by them in good faith in accordance with the advice of such counsel.

               (e) The Stockholders shall bear pro rata all expenses incurred by the Stockholder Representatives in connection with their duties hereunder and shall indemnify them against and save them harmless from any and all claims, liabilities, costs, payments and expenses, including fees of counsel (who may be selected by the Stockholder Representatives), for anything done or omitted by them in the performance of this Agreement or the Merger Agreement, except as a result of their own gross negligence or willful misconduct.

               (f) The Stockholder Representatives shall have no duties or responsibilities except those expressly set forth herein and in the Merger Agreement. They shall not be bound by any modification under this Agreement or the Merger Agreement unless it is in writing and signed by the other parties hereto or thereto, and if their duties as Stockholder Representatives hereunder or thereunder are affected, unless they shall have given prior written consent thereto.

     11.  FEES AND EXPENSES OF THE ESCROW AGENT.  All fees of the Escrow Agent
          -------------------------------------
for its services hereunder, together with any expenses it reasonably incurs in connection with this Agreement, shall be paid by Eller.

     12.  RESIGNATION OF ESCROW AGENT.  The Escrow Agent may resign from its
          ---------------------------
duties hereunder by giving each of the parties hereto not less than sixty (60) days prior written notice of the effective date of such resignation. A substitute Escrow Agent shall be appointed by mutual agreement of Eller and the Stockholder Representatives to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Agreement. If on or before the effective date of such resignation, a substitute Escrow Agent has not been appointed, the Escrow Agent shall thereupon deposit the Escrow Fund into the registry of a court of competent jurisdiction.

     13. DESIGNEES FOR INSTRUCTIONS. Eller, may, by notice to the Escrow Agent,
         --------------------------
designate one or more persons who will execute notices and from whom the Escrow Agent may take instructions hereunder. Such designations may be changed from time to time upon notice to the Escrow Agent from Eller. The Escrow Agent shall be entitled to rely conclusively on any notices or instructions from any person so designated by Eller.

     14. ARBITRATION. Any dispute arising under this Agreement shall be resolved
         -----------
by binding arbitration conducted in Los Angeles, California, after written demand from one party to the other. If the parties cannot agree on a single arbitrator within thirty (30) days after written demand for arbitration, the arbitrator shall be selected pursuant to the rules and regulations of the American Arbitration Association governing commercial transactions. The arbitration proceeding shall be conducted within ninety (90) days of any demand for arbitration. If reasonable, as determined by the arbitrator, it shall be conducted on a single day with each party being allowed an equal amount of time to present its case. No discovery shall be allowed except that each party shall submit to the other and to the arbitrator, no later than thirty (30) days prior to the proceeding, copies of all documents to be presented, the names and occupations of all proposed witnesses, and a written summary of the substance of their proposed testimony. The arbitrator shall exclude any evidence not presented within such time period to the other party and the arbitrator as required by this Section. The parties shall submit such legal briefing or other statements of position as the arbitrator may request. Eller shall pay one-half of the costs of any such arbitrator, and the Stockholders shall be responsible for paying one-half of such costs solely out of the Escrow Fund. Any arbitration decision or award shall be final and not subject to appeal to any court of law, except in the case of a manifest error in the application of law. Eller and the Stockholder Representatives on behalf of the Stockholders specifically covenant to one another that they shall not commence litigation against one another with respect to any dispute subject to arbitration hereunder for any reason except as may be necessary to enforce this Section or an arbitrator's decision or award. In the event litigation shall be required to enforce this Section or the arbitrator's decision or award, the prevailing party shall be paid its reasonable attorneys' fees and costs.

     15. INSPECTION. All property held as part of the escrow shall at all times
         ----------
be clearly identified as being held by the Escrow Agent hereunder. Any party hereto may at any time during normal business hours (with reasonable notice) inspect any records or reports relating to the Merger Consideration.

     16. NOTICES. All notices, requests, demands and other communications which
         -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and
                                                  ----
upon receipt, if sent by certified or registered mail, return receipt requested. Notwithstanding the foregoing, a Claim Notice delivered pursuant to Section 5 hereof and a Final Instruction provided pursuant to

Section 6 hereof shall be deemed to have been duly given only if delivered personally, by recognized overnight delivery or by certified registered mail and if receipt of such Claim Notice or such Final Instruction, as the case may be, was acknowledged in writing. In each case notice shall be sent to:

                           If to Eller:

                           Scott S. Eller, President
                           ELLER MEDIA COMPANY
                           2850 East Camelback Road, Suite 300
                           Phoenix, Arizona 85016
                           Fax: 602/957-8602

                           With a copy to:

                           Paul J. Meyer, General Counsel
                           ELLER MEDIA COMPANY
                           2850 East Camelback Road, Suite 300
                           Phoenix, Arizona 85016
                           Fax: 602/381-5740

                           If to the Stockholder Representatives:

                           Scott A. Kraft, President
                           and Chief Executive Officer
                           c\o BUSTOP SHELTERS OF NEVADA
                           5425 South Valley View, Suite 103
                           Las Vegas, NV 89118
                           Fax: 702/795-3658

                           With a copy to:

                           Martin T. Goldblum
                           TROY & GOULD, P.C.
                           1801 Century Park East
                           Suite 1600
                           Los Angeles, CA 90067-2302
                           Fax: 310/201-4746

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     17.  ASSIGNMENT; BINDING EFFECT.  Neither this Agreement nor any of the
          --------------------------
rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     18.  AMENDMENT AND TERMINATION.  This Agreement may be amended or modified
          -------------------------
by and upon written notice to the Escrow Agent given jointly by Eller and the Stockholder Representatives, but the duties and responsibilities of the Escrow Agent may not be increased without its written consent. This Agreement will terminate on the date on which all the Escrow Fund has been distributed in accordance with the terms set forth herein.

     19.  COUNTERPARTS.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20.  SEVERABILITY AND FURTHER ASSURANCES.  This Agreement constitutes the
          -----------------------------------
entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings on the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

     21.  TITLES.  The titles, captions or headings of the Sections herein are
          ------
for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     22.  GOVERNING LAW.  This Agreement shall be construed and enforced in
          -------------
accordance with the laws of the State of California without regard to the principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

                                            ELLER MEDIA COMPANY


                                            By ______________________________
                                               Scott S. Eller, President


                                            ESCROW AGENT


                                            By ______________________________
                                               Name:
                                               Title:

                                            STOCKHOLDER REPRESENTATIVES


                                            By ______________________________
                                               Scott A. Kraft

                                            By:______________________________
                                               Allan L. Ross, M.D.

                                            By:______________________________
                                               Robert C. Lamb

                                   EXHIBIT D
                   DAMAGES ESCROW AND DISBURSEMENT AGREEMENT

     THIS DAMAGES ESCROW AND DISBURSEMENT AGREEMENT, dated as of this __ day of ________ 199_ (this "Agreement"), is among Eller Media Company, a Delaware corporation ("Eller") and a subsidiary of Clear Channel Communications, Inc., a Delaware corporation ("Clear Channel"); Scott A. Kraft, Allan L. Ross, M.D., and Robert C. Lamb, as stockholder representatives (such stockholders representatives and their successors as determined in accordance with this Agreement, shall be referred to collectively herein as the "Stockholder Representatives"), and __________, as escrow agent, a national banking association with its office at _______________ (the "Escrow Agent").

                                   RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Eller is acquiring all of the issued and outstanding shares of capital stock of Metro Display Advertising, Inc., a California corporation (the "Company"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of December __, 1997, with all of its attached schedules and exhibits (collectively, the "Merger Agreement"), between Eller and the Company.

     B. Eller, the Company and the Stockholder Representatives have agreed to set aside a portion of the aggregate Merger Consideration to be paid to the Stockholders pursuant to Section 3.5 of the Merger Agreement for the purposes of
(1) providing Eller with a remedy in the event of a breach by the Company of the representations, warranties and covenants made in the Merger Agreement, and (2) compensating Eller for certain potential losses as more specifically set forth herein.

     C. Eller, the Company, and the Stockholder Representatives have agreed to authorize the Escrow Agent to serve in the additional capacity of Disbursement Agent pursuant to (1) Section 3.9 of the Merger Agreement or (2) Section 3.10 of the Merger Agreement.

     D. A material condition to the consummation of the transactions contemplated by the Merger Agreement is that the parties hereto enter into this Agreement.

     NOW THEREFORE, the parties hereto agree as follows:

     1.  Definitions.  Except as hereinafter defined, capitalized terms used in
         -----------
this Agreement will have the meanings assigned to such terms in the Merger Agreement.

         1.1  "Claim" shall mean a claim by Eller for Damages pursuant to
               -----
              Section 6 of this Agreement.

         1.2  "Claim Expiration Date" shall mean the third (3rd) anniversary of
               ---------------------
              the date of this Agreement.

          1.3     "Claim Notice" shall have the meaning set forth in Section 6
                   ------------
                  of this Agreement.

          1.4     "Company" shall have the meaning set forth in Recital A of
                   -------
                  this Agreement.

          1.5     "Company Common Stock" shall mean the common stock, no par
                   --------------------
                  value, of the Company.

          1.6     "Damages" shall have the meaning set forth in Section 5.1 of
                   -------
                  this Agreement.

          1.7     "Damages Escrow Fund" shall mean all or that portion of the
                   -------------------
                  aggregate Damages Escrow Merger Consideration being held by the Escrow Agent subject to the terms of this Agreement.

          1.8     "Disbursement Agent" shall mean the Escrow Agent acting
                   ------------------
                  pursuant to Sections 4 and 8 of this Agreement.

          1.9     "Eller" shall have the meaning set forth in the first (1st)
                   -----
                  paragraph of this Agreement.

          1.10    "Eller Transit" shall mean all of the following entities if
                   -------------
                  they are engaged in operating a bus shelter outdoor advertising business: Eller, Clear Channel and their respective subsidiaries and affiliates, including Metro and its subsidiaries.

          1.11    "Escrow Agent" shall have the meaning set forth in the first
                   ------------
                  (1st) paragraph of this Agreement, and shall include the Escrow Agent acting as Disbursement Agent for purposes of Sections 4 and 8 below.

          1.12    "Final Instruction" shall mean a written notice, signed both
                   -----------------
                  by Eller and the Stockholder Representatives (except as otherwise provided in Sections 7.2 or 7.4, below), and given to the Escrow Agent directing the disbursement to Eller of an amount of Damages with respect to a Claim.

          1.13    "Merger Agreement" shall have the meaning set forth in Recital
                   ----------------
                  A of this Agreement.

          1.14    "Stockholder Representatives" shall have the meaning set forth
                   ---------------------------
                  in the first (1st) paragraph of this Agreement.

          1.15    "Stockholder" or "Stockholders" shall mean the record owners
                   -----------------------------
                  of the Company Common Stock on the Closing Date pursuant to the Merger Agreement.

     2. Appointment of Escrow Agent and Disbursement Agent. Eller and the
        --------------------------------------------------
Stockholder Representatives hereby designate and appoint ____________ as Escrow Agent and Disbursement Agent for the purposes set forth in this Agreement, and ____________ hereby accepts such appointment on the terms herein provided.


     3. Deposit and Investment of the Merger Consideration.
        --------------------------------------------------

        3.1 Simultaneously with the execution of this Agreement, Eller shall deliver to the Escrow Agent the aggregate Merger Consideration, which includes the aggregate Damages Escrow Merger Considerations, by wire transfer.

        3.2 The Escrow Agent shall invest the aggregate Merger Consideration in such money market accounts, United States Treasury obligations, and other obligations guaranteed by the United States Government or an agency thereof, as reasonably determined by Eller.


     4. Disbursement Obligations.
        ------------------------

        4.1 If the conditions set forth in Section 3.7(a) of the Merger Agreement are satisfied on or prior to the Closing, the Escrow Agent shall discharge the obligations of the Disbursement Agent set forth in Section 3.9 of the Merger Agreement and, if applicable, Section 3.7(c) of the Merger Agreement. A copy of such subsections is attached hereto as Exhibit B-1. If the conditions set forth in Section 3.7(a) of the Merger Agreement are not satisfied on or prior to the Closing, the Escrow Agent, shall discharge the obligations of the Disbursement Agent set forth in Section 3.10 of the Merger Agreement. A copy of such subsection is attached hereto as Exhibit B-2.

        4.2 Except as otherwise set forth herein, during the first two (2) years of this Agreement, the Escrow Agent, acting in its capacity as Disbursement Agent, shall disburse to the Stockholders, pro rata in accordance with their percentage interest in the Shares, the accrued interest from the Damages Escrow Fund in eight (8) consecutive quarterly installments, commencing with April 1, 1998. Thereafter, the interest shall be paid to the Stockholders in accordance with Section 8 below, subject to a prior right to distribution by Eller to satisfy any interest owed to Eller pursuant to section 7.6 below.


     5. Eller's Rights to Indemnification.
        ---------------------------------

        5.1 Eller, the Company, and any other affiliate of either, shall be entitled to indemnification from the Escrow Fund from and against all losses, claims, demands, liabilities, obligations, damages, deficiencies, assessments, judgments, payments, penalties, costs and expenses (including without limitation reasonable attorneys fees, any amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Damages") incurred in connection with, arising out of, resulting from or incident to, the following:

         (a) any breach of a representation or warranty made by the Company the Merger Agreement;

         (b) any breach of a covenant or agreement of the Company set forth in the Merger Agreement;

         (c) any litigation pending against the Company on the Closing Date other than the Van Wagner Litigation;

         (d) except as disclosed in Schedule 4.2 to the Merger Agreement, any option, warrant, call, commitment or other security or agreement of any kind requiring the issuance of the capital stock of the Company or any other security convertible into capital stock of the Company;

         (e) the loss of the ability to utilize any federal or state net operating loss carry forwards listed on Schedule 4.9 to the Merger Agreement because of the tax treatment of any transaction resulting in the transfer of an Excluded Asset (including the stock of BSON) from the Company to BSON or any other party; and

         (f) all fees payable to any party to a Bus Shelter Contract, if such fees become payable as a result of consummation of the transactions contemplated by the Merger Agreement.

     5.2 Eller shall also be entitled to recover from the Damages Escrow Fund Damages incurred in connection with, arising out of, resulting from or incident to, the termination of the right to operate bus shelter displays that are authorized by the Bus Shelter Contracts listed on Schedule 5.2 hereto if the termination of such right results from any of the following:

         (a) the failure to obtain from any party to a Bus Shelter Contract any consent requested of such party to the indirect transfer of a Bus Shelter Contract as a result of the transactions contemplated by the Merger Agreement;

         (b) the failure to obtain the renewal of any Bus Shelter Contract that by its terms expires, resulting in the termination of Metro's operations pursuant to such Bus Shelter Contract, during the term of this Agreement; or

         (c) the termination of any Bus Shelter Contract on Schedule 5.2 as a result of the nonillumination of certain bus shelters thereunder or the termination of the Redding Bus Areas Bus Authority Contract for failure to provide any of the thirty (30) additional advertising benches requested by the Redding Area Bus Authority, provided that Eller shall have used Best Efforts to cure such default after receiving notice from the third parties thereto.

Eller shall not be obligated to pursue litigation as a pre-requisite to its entitlement to recover Damages under this Section 5.2. The amount of such Damages shall be determined as follows:

         (i) the number of bus shelter display faces that Eller is legally entitled to operate on the Claim Expiration Date (including those display faces not yet constructed by Eller Transit and display faces that Eller voluntarily relinquishes the legal right to operate) for each Category of Bus Shelter Contracts listed on Schedule 5.2 shall be subtracted from (ii) the number of bus shelter display faces listed for each Category on Schedule 5.2; and any resulting excess of (ii) over (i) for each such Category shall be multiplied by the dollar amounts for each Category as set forth on Schedule 5.2, provided that the foregoing calculation shall be made on a contract-by-contract basis for all Bus Shelter Contracts listed in Category I on Schedule 5.2.

     6.  PROCEDURE FOR ASSERTING CLAIM TO ESCROW FUND. Eller shall have the
         --------------------------------------------
right to make one or more claims for Damages (a "Claim") on or prior to the Claim Expiration Date by delivering a notice of such Claim (a "Claim Notice") to the Stockholder Representatives and the Escrow Agent. Such Claim Notice shall state with particularity (a) the basis for the Claim together with sufficient facts to enable the Stockholder Representatives to reasonably evaluate the Claim, and (b) Eller's estimate of the aggregate amount of the resulting Damages. Upon notice of any Claim based on subsection (a), (b) or (f) of
Section 5.1 above, the Stockholder Representatives shall have thirty (30) days to meet with any third parties for the purpose of resolving the Claim to Eller's satisfaction before Eller shall resort to Arbitration pursuant to Section 15 below.

     7.  DETERMINATION OF VALID ELLER CLAIM; FINAL INSTRUCTION. A Final
         -----------------------------------------------------
Instruction shall be delivered to the Escrow Agent with respect to a Claim under the following circumstances and accompanied by the indicated documentation.

         7.1 If the Stockholder Representatives dispute either the validity, amount or calculation of the Claim, they shall give written notice of such dispute to Eller, with a copy to the Escrow Agent, within twenty (20) Business Days after the delivery of the Claim Notice by Eller to the Stockholder Representatives. In such circumstances, no Final Instruction may be given to the Escrow Agent except as provided in 7.3 or 7.4 below.

         7.2 If the Stockholder Representatives fail to respond to the Claim Notice within twenty (20) Business Days after it is delivered to the Stockholder Representatives and the Escrow Agent, or if the Stockholder Representatives notify the Escrow Agent that the Claim is not disputed, Eller shall have the right to deliver to the Escrow Agent a Final Instruction with respect to the Claim, signed only by Eller.

         7.3 If the Stockholder Representatives and Eller reach an agreement on the proper amount of the Claim, the Stockholder Representatives and Eller shall give to the Escrow Agent a Final Instruction with respect to the Claim, signed by both the Stockholder Representatives and Eller.

         7.4 If the Stockholder Representatives and Eller are unable to reach an agreement with respect to the proper determination of the Claim, the disputed Claim shall be submitted by Eller and the Stockholder Representatives to Arbitration pursuant to Section 15 below. Upon final, nonappealable resolution of such disputed Claim, either the Stockholder Representatives or Eller shall have the right to deliver to the Escrow Agent a Final Instruction with respect to the Claim based on and in compliance with the final, nonappealable resolution of the Claim, signed only by the Stockholder Representatives or by Eller, and accompanied by a copy of any arbitration award, or judgment or any court order with respect thereto.

        7.5 Upon receipt of a Final Instruction in accordance with this Section, the Escrow Agent shall disburse to Eller from the Damages Escrow Fund such amount of Damages, if any, as shall be set forth in the Final Instruction, and shall distribute any remaining portion of the Damages Escrow Fund in accordance with Section 8 below. Under no circumstances shall the Escrow Agent distribute any portion of the Damages Escrow Fund with respect to any Claim Notice received by the Escrow Agent after the Claim Expiration Date.

        7.6 Damages to which Eller is entitled pursuant to a Final Instruction shall be paid at the end of the first calendar quarter following receipt of the Final Instruction. Eller shall receive all interest earned on any portion of the Damages Escrow Fund distributed to Eller as Damages pursuant to Section 5.2 above, and Eller shall receive such amount of the Damages Escrow Fund principal to cover any shortfall in such interest payment.

     8. DISTRIBUTION OF ESCROW FUND. If Eller fails to make a Claim on or prior
        ---------------------------
to the Claim Expiration Date, then as promptly as practicable thereafter (and in no event later than ten (10) Business Days following the Claim Expiration Date), the Escrow Agent shall disburse the Damages Escrow Fund (including any accrued but unpaid interest thereon) to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock on the Closing Date. If
Eller timely makes a Claim, and if at or after the expiration of the Claim Expiration Date, Eller's Claims (whether or not in dispute) aggregate less than the remaining amount of the Damages Escrow Fund, then the Escrow Agent shall deliver the remaining amount of the Damages Escrow Fund (less 110% of the amount of Eller's Claims) to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock on the Closing Date, and the balance, if any, after resolution of Eller's Claims. If, however, Eller timely makes a Claim or Claims in accordance with Section 6 above, and if at the expiration of the Claim Expiration Date, such Claim or Claims (whether or not in dispute) aggregate more than the remaining amount of the Damages Escrow Fund, then, only after the Escrow Agent's receipt of (and distributions of Damages with respect to) Final Instructions for all such Claims, shall the Escrow Agent deliver any remaining portion of the Damages Escrow Fund (including any interest not distributed pursuant to Section 7.6 above) to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock on the Closing Date.

     9. RELIANCE BY ESCROW AGENT; LIABILITY OF ESCROW AGENT. The Escrow Agent
        ---------------------------------------------------
shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization or other paper or document that the Escrow Agent believes to be genuine and what it purports to be. The Escrow Agent may confer with its own corporate or outside legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the written opinions of such counsel. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Agreement. The Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth as provided for herein. The Escrow Agent will not make any payment of disbursement from or out of the Escrow Fund that is not expressly authorized pursuant to this Agreement. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Agreement that it reasonably believes to be genuine and in conformity with the requirements of this Agreement. The Escrow Agent undertakes to use the same degree of care and skill in performing its services hereunder as an ordinary prudent person would do or use under the circumstances in the conduct of his or her own affairs. The Escrow Agent will not be liable for any action taken or not taken by it under the terms hereof in the absence of breach of its obligations hereunder or gross negligence or willful misconduct on its part. This Section also shall apply to the Escrow Agent acting in the capacity of Disbursement Agent.

     10. INDEMNIFICATION OF ESCROW AGENT.  Eller, on the one hand, and the
         -------------------------------
Stockholders collectively, on the other, will indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including but not limited to, reasonable attorneys' fees) it may sustain by reason of its service as Escrow Agent hereunder, and except such losses, costs, damages or expenses (including but not limited to, reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Escrow Agent is liable or responsible under Section 9 of this Agreement. This Section also shall apply to the Escrow Agent acting in the capacity of Disbursement Agent. Any indemnification amounts payable pursuant to this Section 10 shall be paid one-half by Eller, on the one hand, and one-half solely from the Escrow Fund by the Stockholders collectively, on the other.

     11. STOCKHOLDER REPRESENTATIVES; SUCCESSOR STOCKHOLDER REPRESENTATIVES.
         ------------------------------------------------------------------

         11.1 The Stockholders have made, constituted and appointed the Stockholder Representatives as their agent and authorized and empowered them to fulfill the role of Stockholder Representatives hereunder and under the Merger Agreement (including any exhibit attached thereto). The Stockholder Representatives shall act on the basis of majority vote, and any writing on behalf of the Stockholders Representatives, including instructions and notices under this Agreement, shall be valid and effective for all purposes if signed by any two (2) Stockholder Representatives.

         11.2 The Stockholders entitled to receive a majority of the Damages Escrow Fund may remove the Stockholder Representatives at any time. If a Stockholder Representative should die, resign, become incapacitated or be removed by the Stockholders pursuant to this Section 11.2, his successor shall be Mark Boileau; and if he or another Stockholder Representative should refuse to serve, die, resign, become incapacitated, or be removed, the next successor shall be Michael Slater. Thereafter, the remaining Stockholders entitled to receive a majority of the Damages Escrow Fund shall appoint each successor within twenty-one (21) days of a Stockholder Representative's resignation, death, incapacity or removal. Such successor shall be either a Stockholder or shall otherwise be acceptable to Eller. If the Stockholders fail to appoint a successor within such twenty-one (21) day period, then Eller shall have the right to appoint the successor from among the

Stockholders. The choice of a successor Stockholder Representative appointed in any manner permitted above shall be final and binding upon all of the Stockholders. The decisions and actions of any successor Stockholder Representative shall be, for all purposes, those of a Stockholder Representative as if originally named herein.

        11.3 Each Stockholder has made, constituted and appointed the Stockholder Representatives as such person's true and lawful attorney in fact and agent, for such person and in such person's name, (a) to receive all notices and communications directed to such Stockholder under this Agreement and the Merger Agreement (and any exhibit attached thereto) and any document executed in connection therewith, (b) to execute and deliver any and all documents required to be executed and delivered by such holder pursuant to this Agreement and the Merger Agreement (and any exhibit attached thereto) in order to effect the transactions contemplated hereby and thereby, and (c) to execute and deliver all instruments and documents of every kind incident to the foregoing with the same effect as such Stockholder could do personally.

        11.4 The designation of the Stockholder Representatives as attorney-in-fact is coupled with an interest and is binding upon the Stockholders notwithstanding the death, incapacity or dissolution of any Stockholder. If any such event shall occur prior to the completion of the transactions contemplated by this Agreement, the Stockholder Representatives are, nevertheless, to the extent that they are legally able to do so, authorized and directed to complete all transactions and act pursuant to this authority as if such event had not occurred. Eller is entitled to deal solely with the Stockholder Representatives in connection with this Agreement and the Merger Agreement (and any exhibit attached thereto), and is entitled to rely upon the provisions hereof and the authority granted to the Stockholder Representatives to act on behalf of the Stockholders.

        11.5 The Stockholder Representatives' acceptance of their duties under this Agreement and the Merger Agreement (and any exhibit attached thereto) is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Stockholder Representatives (but not in their capacity as a Stockholder or as an officer, director, or employee of the Company):

              (a) The Stockholder Representatives make no representation and have no responsibility as to the validity of this Agreement, the Merger Agreement (or any exhibit attached thereto) or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and they shall not be required to inquire as to the performance of any obligation under this Agreement or the Merger Agreement (or any exhibit attached thereto).

              (b) The Stockholder Representatives shall be protected in acting upon written notice, request, waiver, consent, receipt or other paper or document, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which they in good faith believe to be genuine and what it purports to be.

               (c) The Stockholder Representatives shall not be liable for any error of judgment, or for any act done or step taken or omitted by them in good faith, or for any mistake of fact or law, or for anything which they may do or refrain from doing in connection therewith, except as a result of their own gross negligence or willful misconduct.

               (d) The Stockholder Representatives may consult with competent and responsible legal counsel selected by them and they shall not be liable for any action taken or omitted by them in good faith in accordance with the advice of such counsel.

               (e) The Stockholders shall bear pro rata all expenses incurred by the Stockholder Representatives in connection with their duties hereunder and under the Merger Agreement (and any exhibit attached thereto) and shall indemnify them against and save them harmless from any and all claims, liabilities, costs, payments and expenses, including fees of counsel (who may be selected by the Stockholder Representatives), for anything done or omitted by them in the performance of this Agreement or the Merger Agreement (and any exhibit attached thereto), except as a result of their own gross negligence or willful misconduct.

               (f) The Stockholder Representatives shall have no duties or responsibilities except those expressly set forth herein and in the Merger Agreement (or any exhibit attached thereto). They shall not be bound by any modification under this Agreement or the Merger Agreement (or any exhibit attached thereto) unless in writing and signed by the other parties hereto or thereto, and if their duties as Stockholder Representatives hereunder or thereunder are affected, unless they shall have given prior written consent thereto.


     12.  Fees and Expenses of the Escrow Agent. All fees of the Escrow Agent
          -------------------------------------
and Disbursement Agent for its services hereunder, together with any expenses it reasonably incurs in connection with this Agreement, shall be paid by Eller.

     13.  Resignation of Escrow Agent. The Escrow Agent and the Disbursement
          ---------------------------
Agent may resign from its duties hereunder by giving each of the parties hereto not less than sixty (60) days prior written notice of the effective date of such resignation. A substitute Escrow Agent and Disbursement Agent shall be appointed by mutual agreement of Eller and the Stockholder Representatives to fulfill the duties of the Escrow Agent and Disbursement Agent hereunder for the remaining term of this Agreement. If on or before the effective date of such resignation, a substitute Escrow Agent has not been appointed, the Escrow Agent shall thereupon deposit the Escrow Fund into the registry of a court of competent jurisdiction.

     14.  Designees for Instructions. Eller, may, by notice to the Escrow Agent
          --------------------------
and Disbursement Agent, designate one or more persons who will execute notices and from whom the Escrow Agent and Disbursement Agent may take instructions hereunder. Such designations may be changed from time to time upon notice to the Escrow Agent and Disbursement Agent from Eller. The

Escrow Agent and Disbursement Agent shall be entitled to rely conclusively on any notices or instructions from any person so designated by Eller.

     15.  Arbitration. Any dispute arising under this Agreement shall be
          -----------
resolved by binding arbitration conducted in Los Angeles, California, after written demand from one party to the other. If the parties cannot agree on a single arbitrator within thirty (30) days after written demand for arbitration, the arbitrator shall be selected pursuant to the rules and regulations of the American Arbitration Association governing commercial transactions. The arbitration proceeding shall be conducted within ninety (90) days of any demand for arbitration. If reasonable, as determined by the arbitrator, it shall be conducted on a single day with each party being allowed an equal amount of time to present its case. No discovery shall be allowed except that each party shall submit to the other and to the arbitrator, no later than thirty (30) days prior to the proceeding, copies of all documents to be presented, the names and occupations of all proposed witnesses, and a written summary of the substance of their proposed testimony. The arbitrator shall exclude any evidence not presented within such time period to the other party and the arbitrator as required by this Section. The parties shall submit such legal briefing or other statements of position as the arbitrator may request. Eller shall pay one-half of the costs of any such arbitrator, and the Stockholders shall be responsible for paying one-half of such costs solely out of the Escrow Fund. Any arbitration decision or award shall be final and not subject to appeal to any court of law, except in the case of a manifest error in the application of law. Eller and the Stockholder Representatives on behalf of the Stockholders specifically covenant to one another that they shall not commence litigation against one another with respect to any dispute subject to arbitration hereunder for any reason except as may be necessary to enforce this Section or an arbitrator's decision or award. In the event litigation shall be required to enforce this Section or the arbitrator's decision or award, the prevailing party shall be paid its reasonable attorneys' fees and costs, provided that, Eller's recovery thereof shall be limited solely to the Escrow Fund.

     16.  Inspection. All property held as part of the escrow shall at all times
          ----------
be clearly identified as being held by the Escrow Agent and Disbursement Agent hereunder. Any party hereto may at any time during normal business hours (with reasonable notice) inspect any records or reports relating to the Merger Consideration.

     17. Notices. All notices, requests, demands and other communications which
         -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g.; Federal Express); and
                                                  ---
upon receipt, if sent by certified or registered mail, return receipt requested. Notwithstanding the foregoing, a Claim Notice delivered pursuant to Section 6 hereof and a Final Instruction provided pursuant to Section 7 hereof shall be deemed to have been duly given only if delivered personally, by recognized overnight delivery or by certified registered mail and if receipt of such Claim Notice or such Final Instruction, as the case may be, was acknowledged in writing. In each case notice shall be sent to:

                    If to Eller:

                    Scott S. Eller, President
                    Eller Media Company
                    2850 East Camelback Road, Suite 300
                    Phoenix, Arizona 85016
                    Fax: 602/957-8602


                    With a copy to:

                    Paul J. Meyer, General Counsel
                    Eller Media Company
                    2850 East Camelback Road, Suite 300
                    Phoenix, Arizona 85016
                    Fax: 602/381-5740


                    If to the Stockholder Representatives:

                    Scott A. Kraft, President
                    and Chief Executive Officer
                    c/o Bustop Shelters of Nevada
                    5425 South Valley View, Suite 103
                    Las Vegas, NV 89118
                    Fax: 702/795-3658


                    With a copy to:

                    Martin T. Goldblum
                    Troy & Gould, P.C.
                    1801 Century Park East
                    Suite 1600
                    Los Angeles, CA 90067-2302
                    Fax: 310/201-4746


or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     18.  Assignment; Binding Effect. Neither this Agreement not any of the
          --------------------------
rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     19.  Amendment and Termination. This Agreement may be amended or modified
          -------------------------
by and upon written notice to the Escrow Agent and Disbursement Agent given jointly by Eller and the Stockholder Representatives, but the duties and responsibilities of the Escrow Agent and

Disbursement Agent may not be increased without its written consent. This Agreement will terminate on the date on which all the Escrow Fund has been distributed in accordance with the terms set forth herein.

     20.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21.  Severability and Further Assurances. This Agreement constitutes the
          -----------------------------------
entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings on the parties in connection herewith. No failure or delay of the Escrow Agent and Disbursement Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

     22.  Titles. The titles, captions or headings of the Sections herein are
          ------
for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     23.  Governing Law. This Agreement shall be construed and enforced in
          -------------
accordance with the laws of the State of California without regard to the principles of conflicts of laws.


                          [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

                                       ELLER MEDIA COMPANY

                                       By  _____________________________
                                           Scott S. Eller, President

                                       ESCROW AGENT

                                       By  _____________________________
                                           Name:
                                           Title:

                                       STOCKHOLDER REPRESENTATIVES

                                       By  _____________________________
                                           Scott A. Kraft

                                       By: _____________________________
                                           Allan L. Ross, M.D.

                                       By: _____________________________
                                           Robert C. Lamb

                                 SCHEDULE 5.2

I. Damages for the net loss of the legal entitlement to operate less than the number of advertising display faces set forth after each of the following Bus Shelter Contracts shall be $13,000.00 per advertising display face:

     -   Buena Park              176          -   Newport Beach   42
     -   County of Los Angeles   716          -   Seal Beach      54
     -   Huntington Beach        322

II. Damages for the net loss of the legal entitlement to operate less than an aggregate of 988 advertising display faces under the following Bus Shelter Contracts shall be $13,000.00 per advertising display face:

                              LOS ANGELES COUNTY
                              ------------------

     -   Diamond Bar                          -   Signal Hill
     -   Glendale Community                   -   Pomona

                                 ORANGE COUNTY
                                 -------------

     -   Brea                                 -   Mission Viejo
     -   County of Orange                     -   Orange Mall
     -   Disneyland Hotel                     -   Santa Ana
     -   Fountain Valley                      -   Stanton
     -   Garden Grove                         -   Westminster #1
     -   La Habra #1                          -   Westminster #2
     -   La Habra #2                          -   Westminster Mall
     -   Laguna Hills

                             SAN BERNARDINO COUNTY
                             ---------------------

     -   Sunrise Airport Parking (Ontario)    -   Victor Valley College

                               SAN DIEGO COUNTY
                               ----------------

     -   Mira Costa College (Oceanside)       -   Oceanside

                                 SHASTA COUNTY
                                 -------------

     -   Bus Authority

III. Damages for the loss of the legal entitlement to operate less than an aggregate of 1,124 advertising display faces under the following Bus Shelter Contracts shall be $11,000.00;

                              LOS ANGELES COUNTY
                              ------------------

     .  AVTA (Lancaster)                             .  Baldwin Park
     .  College of the Canyon                        .  Commerce
        (Santa Clarita)                              .  Grants Parking
     .  Harvey Capital (Commerce)                    .  Hawaiian Gardens
     .  Huntington Park                              .  Lakewood
     .  Lawndale                                     .  Montebello
     .  Norwalk                                      .  San Fernando
     .  Santa Clarita                                .  Santa Fe Springs
     .  South El Monte


                             SAN BERNARDINO COUNTY
                             ---------------------

     .  City of San Bernardino                       .  County of San Bernardino
     .  Fontana                                      .  Grand Terrace
     .  Ontario #1                                   .  Rialto


                               RIVERSIDE COUNTY
                               ----------------

     .  Corona                                       .  Moreno Valley


     NOTE: No adjustment shall be made for the loss of advertising display faces under any other Bus Shelter Contract.